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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☒ Definitive Proxy Statement
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NiSource Inc.

(Name of Registrant as Specified In Its Charter)

NiSource Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NiSource Inc.

801 E. 86th Avenue • Merrillville, IN 46410 • (877) 647-5990

________________________________________________________________________________

NOTICE OF ANNUAL MEETING

April 15, 2003

To the Holders of Common Stock of NiSource Inc.:

      The annual meeting (the “Annual Meeting”) of the stockholders of NiSource Inc. (the “Company”) will be held at The Jefferson, 101 West Franklin Street, Richmond, Virginia on Tuesday, May 20, 2003, at 10:00 a.m., local time, for the following purposes:

      (1) To elect three members of the board of directors, each for a term of three years;

      (2) To approve certain amendments to the Company’s Nonemployee Director Stock Incentive Plan;

      (3) To consider the stockholder proposal from the Trust for the International Brotherhood of Electrical Workers’ Pension Benefit Fund (the “IBEW Proposal”); and

      (4) To transact any other business that may properly come before the meeting.

      All persons who are stockholders of record at the close of business on April 1, 2003 will be entitled to vote at the Annual Meeting.

      Please act promptly to vote your shares with respect to the proposals described above. You may vote your shares by marking, signing, dating and mailing the enclosed proxy card. You may also vote by telephone or through the Internet by following the instructions set forth on the proxy card. If you attend the annual meeting, you may vote in person, even if you have previously submitted a proxy.

      In order to help us arrange for the Annual Meeting, if you plan to attend the Annual Meeting, please so indicate in the space provided on the proxy card or respond when prompted on the telephone or through the Internet.

PLEASE VOTE YOUR SHARES BY TELEPHONE, THROUGH THE INTERNET OR BY PROMPTLY

MARKING, DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD.

Gary W. Pottorff
Secretary

PROXY STATEMENT

      The accompanying proxy is solicited on behalf of the board of directors of the Company. The common stock, $.01 par value per share, of the Company represented by the proxy will be voted as directed. If no direction is given, shares represented by the accompanying proxy will be voted “FOR” all of the nominees for director, “FOR” the approval of the amendments to the Company’s Nonemployee Director Stock Incentive Plan and “AGAINST” the IBEW Proposal. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy on such matters in accordance with their best judgment.

      This proxy statement and form of proxy are first being sent to stockholders on April 15, 2003. The Company will bear the expense of this solicitation. The original solicitation of proxies by mail and a reminder letter may be supplemented by telephone, facsimile and personal solicitation by officers and regular employees of the Company or its subsidiaries. To aid in the solicitation of proxies, the Company has retained Morrow & Co. for a fee of $7,500 plus reimbursement of expenses. The Company also will request brokerage houses and other nominees and fiduciaries to forward proxy materials, at the Company’s expense, to the beneficial owners of stock held of record by such persons.

Who May Vote —

      The close of business on April 1, 2003, is the date for determining stockholders entitled to notice of and to vote at the Annual Meeting. As of April 1, 2003, 262,172,904 shares of common stock were issued and outstanding. Each share of common stock outstanding on that date is entitled to one vote on each matter presented at the Annual Meeting.

Voting Your Proxy —

      If you are a stockholder of record (that is, if you hold shares of common stock of the Company in your own name), you may vote your shares by proxy using any of the following methods:

•	Telephoning the toll-free number listed on the proxy card;

•	Using the Internet site listed on the proxy card; or

•	Marking, dating, signing and returning the enclosed proxy card.

      If your shares are held by a broker, bank or other nominee in “street name,” you will receive voting instructions from the record holder that you must follow in order to have your shares of common stock voted at the Annual Meeting. If your shares are held by a broker or other nominee, that broker or nominee will have the discretionary authority to vote your shares of common stock with regard to all proposals scheduled for consideration at the Annual Meeting if you or any other person entitled to vote those shares does not provide the broker or other nominee with instructions.

      If you hold your shares in the Company’s 401(k) plan administered by Fidelity Investments, you will need to vote your shares by one of the methods discussed in this Proxy Statement in order to have your vote counted. Fidelity Investments will not exercise any voting discretion over the shares held in its accounts. If you fail to vote by returning a completed proxy card, or by telephone or through the Internet, your shares held through Fidelity Investments will not be voted.

      If you plan to attend the Annual Meeting, please so indicate when you vote, so that the Company may make arrangements.

Voting in Person —

      You also may come to the Annual Meeting and vote your shares in person by obtaining and submitting a ballot that will be provided at the meeting. However, if your shares are held by a broker, bank or other nominee in street name, to be able to vote at the meeting you must obtain a proxy, executed in your favor, from the institution that holds your shares, indicating that you were the beneficial owner of the shares on April 1, 2003, the record date for voting.

Revoking Your Proxy —

      A proxy may be revoked by the stockholder at any time before a vote is taken or the authority granted is otherwise exercised. To revoke a proxy, you may send to the Company’s Secretary a letter indicating that you want to revoke your proxy or you can supersede your initial proxy by (i) delivering to the Secretary a duly executed proxy bearing a later date, (ii) voting by telephone or through the Internet on a later date, or (iii) attending the meeting and voting in person. Attending the Annual Meeting will not in and of itself revoke a proxy.

Quorum for the Meeting —

      A quorum of stockholders is necessary to take action at the Annual Meeting. A majority of the outstanding shares of common stock, represented in person or by proxy, will constitute a quorum of stockholders at the Annual Meeting. Votes cast by proxy or in person at the meeting will be tabulated by the inspectors of election. The inspectors of election appointed for the Annual Meeting will determine whether or not a quorum is present. The inspectors of election will treat instructions to withhold authority, abstentions and broker non-votes as present and entitled to vote for purposes of determining the presence of a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not have authority to vote the shares and has not received instructions from the beneficial owner as to how the beneficial owner would like the shares to be voted. Since brokers have the authority to vote on all of the proposals scheduled for consideration at the Annual Meeting, it is not anticipated that there will be any broker non-votes. Stockholders holding shares of stock through the Company’s 401(k) Plan with Fidelity will need to vote their shares of stock by one of the methods discussed in this proxy statement in order to have their votes counted.

Votes Required —

      A plurality of the votes cast at the meeting is required to elect a director. Approval of the Amended Non-Employee Director Plan and the approval of the IBEW Proposal would each require the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Abstentions will not have any effect on the election of the directors; however, abstentions will be counted as a vote against the approval of the amendments to the Nonemployee Director Stock Incentive Plan and a vote against the IBEW Proposal.

PROPOSAL I — ELECTION OF DIRECTORS

Nominees For Election As NiSource Directors

      The Company’s board of directors is currently composed of ten directors, who are divided into three classes. Each class serves for a term of three years, and one class is elected each year. The NiSource board of directors, with the recommendation of its Nominating and Compensation Committee, has nominated Arthur J. Decio, Gary L. Neale and Robert J. Welsh for election as directors of the Company, each for a term of three years that will expire in 2006. Each of the nominees currently serves as a director of the Company. The board of directors does not anticipate that any of the nominees will be unable to serve, but if any nominee is unable to serve the proxies will be voted in accordance with the best judgment of the person or persons acting thereunder.

      The following chart gives information about nominees (who have consented to being named in the proxy statement and to serve if elected) and other incumbent directors. The dates shown for service as a director include service as a director of our corporate predecessors NiSource Inc. (incorporated in Indiana) and Northern Indiana Public Service Company.

Name, Age and Principal Occupations	Has Been a
for Past Five Years and Present Directorships Held	Director Since

Nominees for Terms to Expire in 2006
Arthur J. Decio, 72
Chairman of the Board of Skyline Corporation, Elkhart, Indiana, a manufacturer of manufactured housing and recreational vehicles	1991
Gary L. Neale, 63
Chairman, President and Chief Executive Officer of the Company since 1993. Mr. Neale also is a director of Modine Manufacturing Company, Chicago Bridge and Iron Company, and Mercantile National Bank of Indiana	1991
Robert J. Welsh, 68
Chairman of the Board and Chief Executive Officer of Welsh Holdings, LLC, Merrillville, Indiana, a real estate holding company. Prior to its sale in 2001, Mr. Welsh was Chairman and Chief Executive Officer of Welsh, Inc., Merrillville, Indiana, a marketer of petroleum products through convenience stores and travel centers. Mr. Welsh also is a director of Mercantile National Bank of Indiana	1988
Directors Whose Terms Expire in 2005
Stephen P. Adik, 59
Vice Chairman of the Company since November 1, 2000; prior thereto, Senior Executive Vice President since February 1999, and Chief Financial Officer of the Company since 1994.	2000
Ian M. Rolland, 69
Prior to his retirement in 1998, Mr. Rolland served as Chairman and Chief Executive Officer of Lincoln National Corporation, Ft. Wayne, Indiana, a provider of financial products and services. Mr. Rolland also is a director of Bright Horizons Family Solutions and on the board of advisors of CID Partners	1978
John W. Thompson, 53
Chairman and Chief Executive Officer of Symantec Corp., Cupertino, California, a provider of software and Internet security technology. Prior to joining Symantec in 1999, Mr. Thompson was General Manager of IBM Americas. Mr. Thompson also is a director of United Parcel Service, Inc. and Seagate Technology	1993

Name, Age and Principal Occupations	Has Been a
for Past Five Years and Present Directorships Held	Director Since

Roger A. Young, 57
Chairman, Bay State Gas Company, Westborough, Massachusetts since 1996. Bay State Gas Company has been a subsidiary of the Company since 1999. Mr. Young also served as Chief Executive Officer of Bay State Gas Company from 1990 until his retirement in 1999. Mr. Young also is a director of Watts Industries, Inc.	1999
Directors Whose Terms Expire in 2004
Steven C. Beering, 70
President Emeritus of Purdue University, West Lafayette, Indiana. Dr. Beering was President of Purdue University from 1983 to 2000. Dr. Beering also is a director of American United Life Insurance Company and Eli Lilly and Company	1986
Dennis E. Foster, 62
Prior to his retirement in 2000, Mr. Foster was Vice Chairman of ALLTEL Corporation, Little Rock, Arkansas, a full service telecom and information service provider. Mr. Foster also is a director of ALLTEL Corporation and Yellow Corporation	1999
Carolyn Y. Woo, 48
Martin J. Gillen Dean and Ray and Milann Siegfried Professor of Management, Mendoza College of Business, University of Notre Dame, Notre Dame, Indiana. Dr. Woo also is a director of AON Corporation, Circuit City, Inc. and St. Joseph Capital Bank	1997

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ELECT MESSRS. DECIO, NEALE AND WELSH AS DIRECTORS OF THE COMPANY, EACH TO SERVE FOR A TERM OF THREE YEARS UNTIL 2006.

Meetings and Committees of the Company’s Board of Directors

      The board of directors of the Company met seven times during 2002. The board has the following six standing committees:

•	Executive,

•	Audit,

•	Corporate Governance,

•	Environmental, Health and Safety,

•	Nominating and Compensation, and

•	Public Affairs and Career Development.

      During 2002, each director attended at least 75% of the combined total number of the Company’s board meetings and the meetings of the committees on which he or she was a member.

      The Executive Committee did not meet in 2002. The Executive Committee has the authority to act on behalf of the board if reasonably necessary when the board is not in session. Mr. Neale was Chairman and Dr. Beering and Messrs. Decio, Rolland and Welsh were members of the Executive Committee in 2002.

      The Audit Committee met ten times in 2002. The Audit Committee meets with the independent public accountants and officers responsible for company financial matters. NiSource adopted a new charter for the Audit Committee on March 25, 2003. The Audit Committee has reviewed and approved the independent public accountants, both for 2002 and 2003, and the fees relating to audit services and other services performed by them. Mr. Rolland was Chairman and Dr. Woo and Messrs. Foster and Thompson were members of the Audit Committee in 2002.

      The Corporate Governance Committee met twice in 2002. The Corporate Governance Committee consists of all members of the board who are not also officers of the Company or its subsidiaries. The Corporate Governance Committee is charged with evaluating and advising the board regarding the performance of the Chief Executive Officer. Mr. Rolland was Chairman and Drs. Beering and Woo and Messrs. Decio, Foster, Thompson and Welsh were members of the Corporate Governance Committee in 2002.

      The Environmental, Health and Safety Committee met twice during 2002. This committee reviews the status of environmental compliance of the Company and considers environmental public policy issues as well as health and safety issues affecting the Company. The Company adopted a charter for this committee in 2001. Mr. Welsh was Chairman and Messrs. Adik, Decio and Young were members of the Environmental, Health and Safety Committee in 2002.

      The Nominating and Compensation Committee met four times in 2002. This committee advises the board with respect to nominations of directors and the salary, compensation and benefits of directors and officers of the Company and its subsidiaries. The Nominating and Compensation Committee considers nominees for directors recommended by stockholders. For information on how to nominate a person for election as a director at the 2004 annual meeting please see the discussion under the heading “Stockholder Proposals and Nominations for 2004 Annual Meeting.” Dr. Beering was Chairman and Messrs. Decio and Welsh were members of the Nominating and Compensation Committee during 2002.

      The Public Affairs and Career Development Committee met twice in 2002. This committee advises the board regarding charitable contributions, employment policies, stockholder proposals concerning matters of general public interest and consumer and utility industry related issues.

      Mr. Thompson was Chairman and Drs. Beering and Woo and Messrs. Foster and Rolland were members of the Public Affairs and Career Development Committee in 2002.

Compensation of the Company’s Directors

      The Company pays each director who is not receiving a salary from the Company $30,000 for each year, $3,000 annually for each standing committee on which the director sits, $1,000 annually for each committee chairmanship, $1,200 for each board meeting attended and $750 per committee meeting attended. Under a deferred compensation arrangement, directors may elect to have their fees deferred in the current year and credited to an interest-bearing account or to a phantom stock account for payment in the future.

      The Company’s Nonemployee Director Retirement Plan provides a retirement benefit for each nonemployee director currently serving on the board who was originally elected or appointed to the board prior to December 31, 2001, who has completed at least five years of service on the board and who has not elected to opt out of the plan. Directors who are first elected or appointed to the board after 2001 will not be eligible to participate in the retirement plan. The benefit under the plan is a monthly amount equal to one-twelfth of the annual retainer for board service in effect at the time of the director’s retirement from the board and will be paid for 120 months, or the number of full months of service the individual served as a nonemployee director of the Company, whichever is less. Directors first elected prior to 2001 who elected to opt out of the plan in 2002 will receive, under the Company’s Nonemployee Director Stock Incentive Plan, as amended and restated effective as of July 1, 2002, restricted stock units of comparable value to the present value of the retirement benefit such director had earned under the retirement plan through June 30, 2002. Directors who opt out of the retirement plan and directors first elected after 2001 will not receive a retirement benefit under the retirement plan, but instead may receive, at the discretion of the Nominating and Compensation Committee, additional restricted shares of common stock and restricted stock unit grants under the Company’s Nonemployee Director Stock Incentive Plan to ensure that the retirement benefit, together with other compensation paid to the nonemployee director, delivers a competitive compensation package.

      The Company’s Nonemployee Director Stock Incentive Plan provides for a grant of 2,600 restricted shares of common stock to each nonemployee director of the Company upon his or her election or re-election as a director of the Company. The grants of restricted common stock vest in 20% annual increments, with all of a director’s stock vesting five years after the date of award. However, the grants vest immediately upon the director’s death, disability or retirement after attaining age 70, or the effective date of a change in control of the Company. In 2002, Messrs. Rolland, Thompson and Young each received a grant of 2,600 restricted shares of common stock under this plan. The board may designate that a scheduled award will consist of nonqualified stock options rather than restricted stock; if so, then, in lieu of restricted shares, each nonemployee director shall be granted a nonqualified option to purchase 7,800 shares of common stock. Grants of nonqualified stock options vest in 20% annual increments and become fully vested on the fifth anniversary of the date of the grant. The grants will vest immediately upon the director’s death, disability or retirement after attaining age 70, or the effective date of a change in control of the Company.

      Pursuant to the proposed amendments to the Company’s Nonemployee Director Stock Incentive Plan, the incentive plan will also provide for grants to nonemployee directors of restricted stock units that have a value related to the Company’s common stock. These restricted stock units had previously been granted to nonemployee directors under the Company’s Nonemployee Director Restricted Stock Unit Plan; however, under the proposed amendments to the incentive plan, the provisions of the Restricted Stock Unit Plan regarding the grants of such restricted stock units will be merged into the incentive plan. Under the Restricted Stock Unit Plan, each nonemployee director received an initial grant of 500 units in April 1999. Thereafter, each nonemployee director received, upon his or her election or re-election to the board, an additional grant of units, which beginning in 2002, was increased to 600 units. Pursuant to the proposed amendments, the additional grants of 600 units to each nonemployee director upon his or her election or re-election to the board will be made under the incentive plan. The grants of units vest in 20% annual increments, with all of a director’s units vesting five years after the date of award. The grants vest immediately upon the director’s death, disability or retirement after attaining age 70, or the effective date of a change in control of the Company. Additional units are credited to each nonemployee director with respect to the units included in his or her account from time to time to reflect dividends paid to stockholders of the Company with respect to common stock. The units have no voting or other stock ownership rights and are payable in shares of the

Company’s common stock. In 2002, Messrs. Rolland, Thompson and Young each received a grant of 600 units.

      The Company has adopted a Directors’ Charitable Gift Program for nonemployee directors. Under the program, the Company makes a donation to one or more eligible tax-exempt organizations as designated by each eligible director. The Company contributes up to an aggregate of $125,000 for each nonemployee director who has served as a director of the Company for at least five years and up to an additional $125,000 (for an overall $250,000) for each nonemployee director who has served ten years or more. Organizations eligible to receive a gift under the program include charitable organizations and accredited United States institutions of higher learning. Individual directors derive no financial benefit from the program, as all deductions relating to the charitable donations accrue solely to the Company. A director’s private foundation is not eligible to receive donations under the program. All current nonemployee directors are eligible to participate in the program.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table contains information about those persons or groups which are known to the Company to be the beneficial owners of more than five percent of the outstanding common stock.

	Amount and Nature of	Percent of Class
Name and Address of Beneficial Owner	Beneficial Ownership	Outstanding

Capital Research & Management Company	22,215,880	8.3	(1)
333 South Hope Street, 55th Floor Los Angeles, California 90071
Massachusetts Financial Services Company	13,827,032	5.65	(2)
500 Boylston Street 15th Floor Boston, Massachusetts 02116

(1)	As reported on statements made on Schedule 13G filed with the Securities and Exchange Commission on February 13, 2003 on behalf of Capital Research & Management Company. According to the report, the amount shown includes 67,530 shares resulting form the assumed conversion of 428,490 shares of convertible preferred securities, due November 1, 2004; and includes 523,350 shares resulting from the assumed conversion of 325,000 shares of the Convertible Preferred PIES, due February 19, 2003.

(2)	As reported on statements made on Schedule 13G filed with the Securities and Exchange Commission on February 13, 2003 on behalf of Massachusetts Financial Services Company. According to the report, the amount shown includes 906,799 shares which may be acquired through the conversion of convertible preferred securities, due November 1, 2004.

      The following table contains information about the beneficial ownership of the Company’s common stock as of March 1, 2003, for each of the directors, nominees and named executive officers, and for all directors and executive officers as a group.

Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership(1)(2)

Stephen P. Adik	612,237
Steven C. Beering	10,628
Arthur J. Decio	10,500
Dennis E. Foster	12,561
Gary L. Neale	1,529,158
Ian M. Rolland(3)	26,777
John W. Thompson	15,633
Robert J. Welsh	14,000
Carolyn Y. Woo	4,000
Roger A. Young	33,091
Patrick J. Mulchay	404,875
Michael W. O’Donnell	110,623
Mark D. Wyckoff	180,768
Jeffrey W. Yundt	416,910
S. LaNette Zimmerman	104,549
All directors and executive officers as a group	3,695,468

(1)	The number of shares owned includes shares held in the Company’s Automatic Dividend Reinvestment and Share Purchase Plan, shares held in the Company’s Tax Deferred Savings Plans (the “401(k)”), Employee Stock Purchase Plan and restricted shares awarded under the Company’s 1988 and 1994 Long-Term Incentive Plans (the “Incentive Plans”) and Nonemployee Director Stock Incentive Plan, where applicable. The percentage of common stock owned by all directors and executive officers as a group is approximately 1.41 percent of the common stock outstanding as of March 1, 2003.

(2)	The totals include shares for which the following executive officers have a right to acquire beneficial ownership, within 60 days after March 1, 2003, by exercising stock options granted under the Incentive Plan: Stephen P. Adik — 357,097 shares; Gary L. Neale — 944,441 shares; Patrick J. Mulchay — 287,579 shares; Michael W. O’Donnell — 56,294 shares; Mark D. Wyckoff — 117,499 shares; Jeffrey W. Yundt — 287,579 shares; S. LaNette Zimmerman — 44,305 shares; and all executive officers as a group — 2,091,356 shares.

(3)	The number of shares owned by Mr. Rolland includes 9,277 shares owned by the Ian and Miriam Rolland Foundation over which Mr. Rolland maintains investment control, but for which Mr. Rolland disclaims beneficial ownership.

EXECUTIVE COMPENSATION

Nominating and Compensation Committee Report on Executive Compensation

      The Nominating and Compensation Committee’s compensation policy is designed to relate total compensation (base salary, annual incentives and long-term stock-based compensation) to corporate performance. This policy applies to all of the Named Officers, including the Chief Executive Officer, as of December 31, 2002. The Committee discusses and considers executive compensation matters, then makes recommendations to the full board of directors, which takes the final action on these matters. The board of directors accepted all of the Committee’s recommendations in 2002.

      The Committee has engaged Hewitt Associates, an independent compensation consulting firm, to advise it and provide surveys of comparative compensation practices for (1) a group of energy-oriented companies, including electric, gas or combination utility companies, diversified energy companies and companies with gas marketing, transmission and distribution operations and energy services operations, and (2) a diversified group of companies representing general industry. The 2002 executive compensation comparative groups consisted of 37 and 36 companies, respectively, from which data was available to Hewitt and which the Committee believed to be competitors of the Company for executive talent. The Committee may change the companies contained within the comparative compensation groups in future years if information about any company included in a group is not available, any companies included in a group are no longer competitors for executive talent, or if the Committee determines that different energy or other types of companies are competitors of the Company. The Company’s comparative compensation groups include some, but not all, of the companies that make up the Dow Jones Utilities Index used in the Stock Price Performance Graph and consist of a larger number of companies than contained in the index.

      The Committee considers the surveys provided by Hewitt in determining base salary, annual incentives and long-term stock-based compensation. The Committee’s philosophy is to set conservative base salaries at or near the medians of the energy and general industry comparative groups, and to supplement them with restricted/contingent stock awards and performance-based variable compensation in the form of annual incentives under the Annual Incentive Plan and option grants under the Long-Term Incentive Plan. This mix of compensation allows an executive’s annual total compensation to fluctuate according to the Company’s financial performance. Through the use of stock options and annual incentives, the Committee continues to provide a performance based component to compensation. The Company’s long-term incentive awards are stock-based (for example, stock options, restricted stock awards and contingent stock awards) to emphasize long-term stock price appreciation and the concomitant increased stockholder value. In 2002, total compensation of the executive officers was targeted between the 50th and the 75th percentile of the relevant comparative compensation group.

      In establishing Mr. Neale’s base salary for 2002, the Committee reviewed information provided by Hewitt regarding the chief executive officer compensation practices of comparable utility and energy companies. The Committee determined to set base salary near the median salary of the comparative group, giving regard to Mr. Neale’s proven abilities and strong performance with the Company since joining it as Executive Vice President and Chief Operating Officer in 1989. As with the other executive officers, Mr. Neale’s total compensation was targeted to be between the 50th and the 75th percentile of the relevant comparative compensation group, depending upon the Company’s financial performance. As with the other executives, Mr. Neale’s annual incentive under the Annual Incentive Plan is based on the Company’s performance against certain financial performance targets established by the Committee. As part of his total compensation package Mr. Neale also received stock options in 2002 as part of the company’s stock option program under which awards are made to various management employees of the Company and its subsidiaries. Because the value of the options to Mr. Neale is a function of the price growth of the company’s stock, the amount Mr. Neale would realize from his options is tied directly to increases in shareholder value.

      The Committee determines annual incentive targets for all executive officers in accordance with the Annual Incentive Plan. Each year, the Committee approves certain financial performance targets to be included in the formula set forth in the Annual Incentive Plan for awarding annual incentives. Annual incentives awarded to each of the Named Officers (including the Chief Executive Officer) are based on overall corporate performance, rather than individual performance of the executive. In 2002, targets were based on earnings per share, while in 2003, targets will be based on net income from continuing operations. The Annual Incentive Plan establishes a threshold level of financial performance (below which no annual incentive is paid), a target level, and a maximum level (above which no additional annual incentive is paid). The range of awards and levels of awards (as a percent of base salary), if financial performance thresholds are achieved, are as follows:

		Award If
	Range	Targets Met

Chief Executive Officer	40 to 120%	80%
Vice Chairman	35 to 105%	70%
Chief Operating Officer	35 to 105%	70%
President and Executive Vice Presidents	32.5 to 97.5%	65%
Other Vice Presidents	20 to 75%	40% - 50%

      The Committee determined that the Company would have met the threshold set under the Annual Incentive Plan had the Company not taken a charge to earnings in connection with the Company’s decision to exit the telecommunications business, a business acquired by the Company as part of the acquisition of Columbia Energy Group. Therefore, while the Company’s actual earnings per share in 2002 were lower than threshold, the Committee awarded the Company’s eligible employees, including the executive officers, a discretionary bonus which in each case was less than the minimum annual incentive that would have been paid if threshold had been met under the Annual Incentive Plan.

      In addition to base salaries and annual incentives, executive officers are also eligible to receive stock-based awards under the Company’s Long-Term Incentive Plan. Under the Long-Term Incentive Plan, the Committee may award stock options, stock appreciation rights, performance units, restricted stock awards, contingent stock awards and dividend equivalents. The Committee considers base salaries of the executive officers, prior awards under the Long-Term Incentive Plan, and the Company’s total compensation target in establishing long-term incentive awards. For purposes of determining the number of options and/or shares to be granted to reach total target compensation, options granted to executive officers are valued using the Black-Scholes option pricing model at the time of grant and restricted stock awards and contingent stock awards granted to executive officers are valued using Hewitt’s present value pricing model. In 2002, stock options were awarded to each of the Named Officers, and the number of options granted to each Named Officer was based on these considerations. The compensation value of stock options depends on actual stock price appreciation.

      The Committee’s compensation policy continues to be re-evaluated in order to ensure that the executives’ total compensation packages align with and support the Company’s business objectives while also aligning the interests of the executive officers with the Company’s performance as well as the interests of its stockholders. In that regard, the Committee believes that compensation packages should emphasize long-term growth and stability, while continuing to provide incentives for short-term appreciation. As such, the Company’s long term stock-based compensation has become more focused on grants of restricted stock and contingent stock, with longer vesting and holding periods, versus stock options. The ratio of the value of the contingent/restricted stock awards to option grants is now approximately 75% to 25%. While historically contingent and restricted stock awards contained certain performance vesting criteria (and grants of contingent stock made in 2000 and 2001 still contain these performance criteria), these vesting criteria resulted in variable, mark to market accounting treatment, requiring quarterly adjustments to net income that were not reflective of the Company’s financial performance from operations. The Committee determined that it was in the best interests of the Company and its stockholders to retain, as part of the total compensation package, grants of restricted and contingent stock which were tied to the performance of the Company, but that avoided the negative impact associated with variable accounting treatment.

      Therefore, beginning in 2003, grants of restricted stock and contingent stock under the Long Term Incentive Plan will be made pursuant to a new Time Accelerated Restricted Stock Award Program (“TARSAP”). Restrictions with respect to awards will lapse at the end of a three year performance cycle if the Company meets both a peer group target and an absolute target. For the performance cycle commencing on January 1, 2003 and ending on December 31, 2005 the peer group target is a 60th percentile for relative total shareholder return ranking and the absolute earnings target is a 12% annualized compound total shareholder return. If both of the targets are not met, restrictions with respect to an award will not lapse at the end of a three year performance cycle but will lapse on the sixth anniversary of the date of grant of the award. The TARSAP program provides a compensation component which aligns the Company’s interest in stable long-term growth and the stockholders’ interests in tying executive compensation to Company performance.

      Section 162(m) of the Internal Revenue Code provides that compensation in excess of $1,000,000 per year paid to the chief executive officer or any of the other Named Officers, other than compensation meeting the definition of “performance based compensation,” will not be deductible by a corporation for federal income tax purposes. Because a significant portion of total compensation is performance based and certain executives have agreed to limitations on the amount of certain grants under the Long-Term Incentive Plan which can vest in any year, the Committee does not anticipate that the limits of Section 162(m) will materially affect the deductibility of compensation paid by the Company in 2002. However, the Committee will continue to review the deductibility of compensation under Section 162(m) and related regulations.

      The Committee believes that its overall executive compensation program has been successful in providing competitive compensation sufficient to attract and retain highly qualified executives, while at the same time encouraging increased performance from the executive officers which creates additional stockholder value.

Nominating and Compensation Committee
Steven C. Beering, Chairman
Arthur J. Decio
Robert J. Welsh

March 17, 2003

STOCK PRICE PERFORMANCE GRAPH

      The following graph compares the yearly change in the Company’s cumulative total stockholder return on common stock (for both the Company and its corporate predecessor NiSource Inc. (incorporated in Indiana)) from 1997 through 2002, with the cumulative total return on the Standard & Poor’s 500 Stock Index and the Dow Jones Utilities Average, assuming the investment of $100 on December 31, 1997 and the reinvestment of dividends.

	1997	1998	1999	2000	2001	2002

NiSource	100.00	127.56	78.02	141.60	110.91	102.03
S & P 500	100.00	128.58	155.63	141.49	124.68	97.14
DJ Utilities	100.00	118.83	111.94	168.42	124.48	95.75

Compensation Of Executive Officers

      Summary. The following table summarizes compensation for services to NiSource and its corporate predecessor NiSource Inc. (incorporated in Indiana) and their subsidiaries for the years 2002, 2001 and 2000 awarded to, earned by or paid to the Chief Executive Officer, the four other most highly compensated executive officers and two other individuals who would have been one of the four most highly compensated executive officers of the Company had each such individual remained an executive officer of the Company as of December 31, 2002 (collectively these individuals constitute the “Named Officers”).

					Long-Term
		Annual Compensation(1)			Compensation

					Awards	Payouts

					Securities	Long-
				Other	Under-	Term	All
				Annual	lying	Incentive	Other
				Compen-	Options/	Plan	Compen-
Name and		Salary	Bonus	sation	SARS	Payouts	sation
Principal Position	Year	($)	($)(2)	($)(3)	(#)	($)(4)	($)(5)

Gary L. Neale,	2002	950,000	361,000	105,943	194,064	0	18,827
Chairman, President and	2001	950,000	0	9,774	160,377	285,000	22,273
Chief Executive Officer	2000	800,000	1,060,000	9,985	250,000	2,340,665	28,240
Stephen P. Adik,	2002	500,000	166,250	7,174	68,493	190,341	4,493
Vice Chairman	2001	500,000	0	4,337	56,604	0	4,796
	2000	425,000	526,250	15,258	90,000	1,058,738	5,284
Michael W. O’Donnell(6)	2002	400,000	123,500	12,183	30,822	492,339	24,000
Executive Vice President and	2001	400,000	0	2,385,937 (7)	25,472	0	24,850
Chief Financial Officer	2000	325,000	273,000	0	0	0	24,000
S. LaNette Zimmerman(8)	2002	304,166	98,000	2,583	24,258	582,776	1,221
Executive Vice President,	2001	291,650	0	11,870	20,047	0	0
Human Resources and	2000	246,356	0	0	0	0	0
Communications
Mark D. Wyckoff(9)	2002	295,000	91,085	54,405	22,831	622,734	1,221
President,	2001	295,000	0	0	18,868	0	583
Energy Technologies	2000	200,000	140,000	0	30,000	37,562	584
Patrick J. Mulchay(10)	2002	400,000	130,000	1,046	41,391	381,576	9,156
Group President,	2001	392,821	0	8,064	34,198	0	5,883
Merchant Energy	2000	375,000	253,125	3,253	75,000	1,058,738	5,948
Jeffrey W. Yundt(10)	2002	400,000	130,000	1,808	41,381	380,822	4,126
Group President,	2001	400,000	0	194,467	34,198	0	4,222
Energy Distribution	2000	350,000	218,050	5,545	75,000	1,058,738	3,512

(1)	Compensation deferred at the election of the Named Officer is reported in the category and year in which such compensation was earned.

(2)	All bonuses are paid pursuant to the Annual Incentive Plan, except for the bonus paid to Mr. O’Donnell in 2000 which was paid pursuant to the Columbia Annual Incentive Plan and the bonuses to Messrs. Mulchay and Yundt, which are described in note (10). The amounts shown for Messrs. Neale and Adik in 2000 include bonuses of $500,000 and $250,000, respectively, received in consideration for their performance and efforts in connection with the acquisition of Columbia Energy Group. The amount shown for Mr. Wyckoff for 2000 includes $40,000 paid in connection with his work on Project Compass, an integration project related to the acquisition of Columbia Energy Group. For further discussion of the bonuses paid in 2002 please refer to the Nominating and Compensation Committee Report on Executive Compensation.

(3)	The 2002 amount shown for Mr. Neale includes $73,076 paid to Mr. Neale to buy back unused vacation days. The 2002 amount shown for Mr. Wyckoff includes $38,720 paid by the Company in connection with a country club membership and certain related dues. The 2001 amount shown for Mr. Yundt includes a relocation allowance of $82,496 and a related tax allowance of $57,321. The 2001 amount for

Mr. O’Donnell includes a relocation allowance of $49,407 and a related tax allowance of $40,793 as well as other amounts as described in note (10).

(4)	The payouts shown are based on the value, at date of vesting, of restricted shares awarded under the Long-Term Incentive Plan which vested during the years shown. The amounts shown for 2000 for Messrs. Neale, Adik, Yundt and Mulchay include amounts attributable to the restricted stock awards granted in 1998 for which performance requirements were waived by the Nominating and Compensation Committee. Total restricted shares held (assuming 100% vesting) and aggregate market value at December 31, 2002 (based on the average of the high and low sale price of the common stock on that date as reported on the New York Stock Exchange Composite Transactions Tape) for the Named Officers were as follows: Mr. Neale, 441,563 shares valued at $8,760,609; Mr. Adik, 151,492 shares valued at $3,015,521; Mr. O’Donnell, 31,033 shares valued at $615,694; Mr. Wyckoff, 24,988 shares valued at $495,761; Ms. Zimmerman, 43,884 shares valued at $870,658; Mr. Mulchay 79,743 shares valued at $1,582,101; and Mr. Yundt, 78,281 shares valued at $1,553,095. Dividends on the restricted shares are paid to the Named Officers.

(5)	The Chairman, President and Chief Executive Officer, the Vice Chairman, and certain Group Presidents of the Company have available to them a supplemental life insurance plan which provides split-dollar coverage of up to 3.5 times base compensation as of commencement of the plan in 1991 and could provide life insurance coverage after retirement if there is adequate cash value in the respective policy. “All Other Compensation” represents Company contributions to the 401(k) Plan and the dollar value of the benefit to the Named Officers under the supplemental life insurance plan, as follows: Mr. Neale-$1,065 401(k) Plan, $14,213 premium value and $3,549 term insurance cost; Mr. Adik-$1,110 401(k) Plan, $2,004 premium value and $1,378 term insurance cost; Mr. Mulchay-$4,988 401(k) Plan, $3,067 premium value and $1,101 term insurance cost; Mr. Yundt-$1,221 401(k) Plan, $1,949 premium value and $956 term insurance cost; Mr. Wyckoff-$1,221 401(k) Plan; and, Ms. Zimmerman-$1,221 401(k) Plan. The value of the life insurance premiums paid by the Company in excess of term insurance cost on behalf of the Named Officers under the supplemental life insurance plan has been restated for all periods in accordance with the present value interest-free loan method. The amount shown for 2002 for Mr. O’Donnell includes $11,000 paid by Columbia Energy Group to its Employee Savings Plan and $13,000 paid by Columbia Energy Group to its Employee Savings Restoration Plan.

(6)	The amounts shown for 2000 for Mr. O’Donnell include 10 months of compensation paid to Mr. O’Donnell in his capacity as Senior Vice President and Chief Financial Officer of Columbia Energy Group prior to the acquisition of Columbia Energy Group by the Company and 2 months of compensation paid to Mr. O’Donnell in his capacity as Executive Vice President and Chief Financial Officer of the Company.

(7)	The compensation reported represents perquisites and other personal benefits as discussed in note (3) as well as phantom stock units granted to Mr. O’Donnell pursuant to an agreement under which the Company established a phantom stock unit account for his benefit which consisted initially of 73,020 units in consideration of his acceptance of employment and 26,533 units in consideration of his willingness to enter into a non-competition agreement with the Company. A phantom stock unit is a unit whose value is related to the value of the common stock of the Company. Mr. O’Donnell is entitled to receive dividend equivalents with respect to the units in either cash or additional units. Upon termination of employment, Mr. O’Donnell (or his beneficiary) will be entitled to receive from the Company a cash distribution in an amount, with respect to each unit credited to his account, equal to the greater of (i) the price per share of the Company’s common stock at the close of business on the date of termination, and (ii) 85% of the price per share of the Company’s common stock on November 1, 2000. The 26,533 units credited to Mr. O’Donnell’s account in connection with the non-competition portion of the agreement, and any dividend equivalents paid thereon, are subject to forfeiture in the event that Mr. O’Donnell violates the non-competition provisions of the agreement at any time during the term of the agreement or for a period of one year following his termination. The amount shown represents the value of the phantom stock units granted pursuant to the Phantom Stock

Agreement based on the closing sale price of the common stock on December 31, 2001, as reported in The Wall Street Journal.

(8)	During 2000, Ms. Zimmerman worked as a consultant for the Company in its Human Resources Department. The amount shown as salary for 2000 represents the compensation Ms. Zimmerman received from the Company with respect to such consulting services.

(9)	Mr. Wyckoff is also President of Primary Energy, Inc. and EnergyUSA-TPC Corp.

(10)	Mr. Mulchay was Group President, Merchant Energy until his retirement from that post on January 31, 2003. Mr. Mulchay was also President of Northern Indiana Public Service Company during 2000. Mr. Yundt was Group President, Energy Distribution until his retirement from that post on January 31, 2003. Mr. Yundt was also President of Bay State Gas Company during 2000. As part of the negotiation of their respective retirement agreements, each of Messrs. Mulchay and Yundt received a bonus for services provided in 2002. The bonus amount shown for 2002 for both Messrs. Mulchay and Yundt represents the negotiated bonus that each executive received. One half of each of Messrs. Mulchay’s and Yundt’s bonus for 2000 was determined based on the financial performance of the business units for which they were responsible.

      Option Grants in 2002. The following table sets forth information concerning the grants of options to purchase common stock made during 2002 to the Named Officers. No stock appreciation rights were awarded during 2002.

Option/ SAR Grants In Last Fiscal Year

Individual Grants

	Number of	Percent of Total
	Securities	Options/SARs	Exercise
	Underlying	Granted to	or Base		Grant Date
	Options/SARs	Employees in	Price	Expiration	Present
Name	Granted (#)(1)	Fiscal Year (2)	($/sh)(3)	Date	Value ($)(4)

Gary L. Neale	194,064	8.86	21.005	01/24/12	751,028
Stephen P. Adik	68,493	3.13	21.005	01/24/12	265,068
Michael W. O’Donnell	30,822	1.41	21.005	01/24/12	119,281
Mark D. Wyckoff	22,831	1.04	21.005	01/24/12	88,355
S. LaNette Zimmerman	24,258	1.11	21.005	01/24/12	93,878
Patrick J. Mulchay	41,381	1.89	21.005	01/24/12	160,144
Jeffrey W. Yundt	41,381	1.89	21.005	01/24/12	160,144

(1)	All options granted in 2002 are fully exercisable commencing one year from the date of grant. Vesting may be accelerated as a result of certain events relating to a change in control of the Company. The exercise price and tax withholding obligation related to exercise may be paid by delivery of already owned shares of common stock, subject to certain conditions.

(2)	Based on an aggregate of 2,190,745 options granted to all employees in 2002.

(3)	The options were granted at the average of high and low sale prices of the common stock on January 25, 2002, as reported on the New York Stock Exchange Composite Transactions Tape.

(4)	Grant date present value is determined using the Black-Scholes option pricing model. The assumptions used in the Black-Scholes option pricing model for the January 25, 2002 grants (expiring January 24, 2012) were as follows: expected volatility — 30% (estimated stock price volatility for the term of the grant); risk-free rate of return — 5.04% (the rate for a ten-year U.S. treasury); discount for risk of forfeiture — 10%; estimated annual dividend — $1.16; expected option term — ten years; and vesting — 100% one year after date of grant. No assumption was made relating to non-transferability. Actual gains, if any, on option exercises and common shares are dependent on the future performance of the common stock and overall market condition. The amounts reflected in this table may not be achieved.

      Option Exercises in 2002. The following table sets forth certain information concerning the exercise of options or stock appreciation rights during 2002 by each of the Named Officers and the number and value of unexercised options and stock appreciation rights at December 31, 2002.

Aggregate Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money
	Shares		Options/SARs at		Options/SARs at
	Acquired on	Value	Fiscal Year-End(#)		Fiscal Year-End($)(1)
	Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Gary L. Neale	20,000	144,864	750,377	194,064	802,405	0
Stephen P. Adik	12,000	80,627	288,604	68,493	293,590	0
Michael W. O’Donnell	0	0	25,472	30,822	0	0
Mark D. Wyckoff	0	0	94,668	22,831	71,155	0
S. LaNette Zimmerman	0	0	20,047	24,258	0	0
Patrick J. Mulchay	12,000	83,384	246,198	41,381	283,071	0
Jeffrey W. Yundt	12,000	83,384	246,198	41,381	283,071	0

(1)	Represents the difference between the option exercise price and $19.84, the average of high and low sale prices of the common shares on December 31, 2002, as reported on the New York Stock Exchange Composite Transactions Tape.

      Long-Term Incentive Plan Awards in 2002. No shares of restricted stock or contingent stock were awarded to any of the Named Officers pursuant to the Long-Term Incentive Plan during 2002.

Pension Plan and Supplemental Executive Retirement Plan

      The following table shows estimated annual benefits, giving effect to the Company’s Pension Plan and Supplemental Executive Retirement Plan, payable upon retirement to persons in the specified remuneration and years-of-service classifications.

Pension Plan Table

	Years of Service

Remuneration	15	20	25	30	35

$ 300,000	$120,060	$160,080	$167,580	$175,080	$175,080
400,000	165,060	220,080	230,080	240,080	240,080
500,000	210,060	280,080	292,580	305,080	305,080
600,000	255,060	340,080	355,080	370,080	370,080
700,000	300,060	400,080	417,580	435,080	435,080
800,000	345,060	460,080	480,080	500,080	500,080
900,000	390,060	520,080	542,580	565,080	565,080
1,000,000	435,060	580,080	605,080	630,080	630,080
1,100,000	480,060	640,080	667,580	695,080	695,080
1,200,000	525,060	700,080	730,080	760,080	760,080
1,300,000	570,060	760,080	792,580	825,080	825,080
1,400,000	615,060	820,080	855,080	890,080	890,080
1,500,000	660,060	880,080	917,580	955,080	955,080
1,600,000	705,060	940,080	980,080	1,020,080	1,020,080
1,700,000	750,060	1,000,080	1,042,580	1,085,080	1,085,080
1,800,000	795,060	1,060,080	1,105,080	1,150,080	1,150,080
1,900,000	840,060	1,120,080	1,167,580	1,215,080	1,215,080
2,000,000	885,060	1,180,080	1,230,080	1,280,080	1,280,080

      The credited years of service for each of the Named Officers (other than Mr. O’Donnell), pursuant to the Pension Plan and Supplemental Executive Retirement Plan, are as follows: Gary L. Neale — 28 years; Stephen P. Adik — 24 years; Patrick J. Mulchay — 40 years; Mark D. Wyckoff — 11 years; S. LaNette Zimmerman — 22 years; and Jeffrey W. Yundt — 23 years.

      Upon their retirement, regular employees and officers of the Company and its subsidiaries which adopt the plan (including directors who are also full-time officers) will be entitled to a monthly pension in accordance with the provisions of the Company’s pension plan, originally effective as of January 1, 1945. The directors who are not and have not been officers of the Company are not included in the pension plan. The pensions are payable out of a trust fund established under the pension plan with The Northern Trust Company, trustee. The trust fund consists of contributions made by the Company and the earnings of the fund. Over a period of years the contributions are intended to result in overall actuarial solvency of the trust fund. The pension plan of the Company has been determined by the Internal Revenue Service to be qualified under Section 401 of the Internal Revenue Code.

      The pension plan was amended and restated effective July 1, 2002 to add a “cash balance feature.” Participants in the plan as of December 31, 2002 were entitled to elect to remain in the “final average pay feature” of the plan or to begin participating in the new cash balance feature. Participants hired on and after January 1, 2002 automatically participate in the cash balance feature. A participant in the cash balance feature will have a benefit consisting of his or her opening account balance (his or her accrued benefit under the final average pay feature of the plan as of December 31, 2002, if any) plus annual pay and interest credits to his or her cash balance account. Pay credits equal a percentage of compensation based on the participant’s combined age and service. Interest is credited to his or her account based on the interest rate on 30-year treasury securities, as determined by the Internal Revenue Service, for the September immediately preceding the first day of each year, but not less than 4%. Upon retirement, termination of employment or death, the participant or his or her beneficiary will receive a benefit that is the equivalent of his or her cash balance account balance. Participants and beneficiaries are entitled to elect to receive payment of this benefit pursuant to various alternatives including a lump sum option.

      Pension benefits are determined separately under the final average pay portion of the plan for each participant. The formula for a monthly payment for retirement at age 65 is 1.7% of average monthly compensation multiplied by years of service (to a maximum of 30 years) plus 0.6% of average monthly compensation multiplied by years of service over 30. Average monthly compensation is the average for the 60 consecutive highest-paid months in the employee’s last 120 months of service. Covered compensation is defined as wages reported as W-2 earnings (up to a limit set forth in the Internal Revenue Code and adjusted periodically) plus any salary reduction contributions made under the Company’s 401(k) plan, minus any portion of a bonus in excess of 50% of base pay and any amounts paid for unused vacation time and vacation days carried forward from prior years. The benefits listed in the Pension Plan table are not subject to any deduction for Social Security or other offset amounts.

      The Company also has a Supplemental Executive Retirement Plan which applies to those officers and other employees selected by the board of directors to participate in the plan. Benefits from this plan are to be paid from the general assets of the Company.

      The Supplemental Executive Retirement Plan provides a retirement benefit at age 65 of the greater of (i) 60% of five-year average pay (prorated for less than 20 years of service) and an additional 0.5% of 5-year average pay per year for participants with between 20 and 30 years of service, less Primary Social Security Benefits or (ii) the benefit formula under the Company’s Pension Plan. In either case, the benefit is reduced by the actual pension payable from the Company’s Pension Plan. In addition, the Supplemental Executive Retirement Plan provides certain early retirement and disability benefits and pre-retirement death benefits for the spouse of a participant.

      Mr. O’Donnell continues to participate in the Retirement Plan of Columbia Energy Group, a subsidiary of the Company. Mr. O’Donnell has 30 credited years of service under this plan. The formula for a retiree’s monthly retirement benefit at age 65 under the Retirement Plan of Columbia Energy Group is (i) 1.15% of the retiree’s final average compensation that does not exceed  1/2 of the average Social Security wage base times years of service up to 30, plus (ii) 1.5% of the retiree’s final average compensation in excess of  1/2 of the average Social Security wage base times years of service up to 30, plus (iii) .5% of the retiree’s final average compensation times years of service between 30 and 40. In addition, Mr. O’Donnell participates in Columbia Energy Group’s Pension Restoration Plan which provides for a supplemental retirement benefit equal to the difference between (i) the benefit he would have received under the Retirement Plan had such benefit not been limited by section 401(a)(17) of the Internal Revenue Code and reduced by his deferrals into the Columbia Executive Deferred Compensation Plan, minus (ii) the actual benefit he received under the Retirement Plan.

      The Company has entered into an agreement with Ms. Zimmerman which provides for an additional retirement benefit in the event Ms. Zimmerman’s employment with the Company terminates either (i) due to death or disability prior to December 31, 2003, or (ii) for reasons other than her involuntary termination for good cause after December 31, 2003. In either such event, Ms. Zimmerman’s monthly retirement benefit under the Supplemental Executive Retirement Plan will be computed upon the assumption that her first day of service was January 1, 1981 and will be reduced by the amount of her retirement benefit that she receives under the pension plan of her previous employer.

Change in Control and Termination Agreements

      The Company has entered into Change in Control and Termination Agreements with Mr. Neale and the other Named Officers. The Company believes that these agreements are in the best interests of the stockholders, to insure that in the event of extraordinary events, totally independent judgment is enhanced to maximize stockholder value. The agreements can be terminated on three years’ notice and provide for the payment of specified benefits if the executive terminates employment for good reason or is terminated by the Company for any reason other than good cause within 24 months following certain changes in control. Each of these agreements also provides for payment of these benefits if the executive voluntarily terminates employment for any reason during a specified one-month period within 24 months following a change in control or, in the case of Messrs. Neale and Adik, at any time during this 24 month period. No amounts will be payable under the agreements if the executive’s employment is terminated by the Company for good cause (as defined in the agreements).

      The agreements provide for the payment of three times the executive’s current annual base salary and target incentive bonus compensation. The executive will also receive a pro rata portion of the executive’s targeted incentive bonus for the year of termination. The executive would also receive benefits from the Company that would otherwise be earned during the three-year period following the executive’s termination under the Company’s Supplemental Executive Retirement Plan and qualified retirement plans. All stock options held by the executive would become immediately exercisable upon the date of termination of employment, and the restrictions would lapse on all restricted stock and contingent stock awards which have been made to the executive. The Company will increase the payment made to the executive as necessary to compensate the executive on an after-tax basis for any parachute penalty tax imposed on the payment of amounts under the contracts.

      During the three-year period following the executive’s termination, the executive and his or her spouse or other dependents will continue to be covered by applicable health or welfare plans of the Company. If the executive dies during the three-year period following the executive’s termination, all amounts payable to the executive will be paid to a named beneficiary.

      The agreement with Mr. Neale provides for the same severance payments as described above in the event his employment is terminated at any time by the Company (other than for good cause) or due to death or disability, or if he voluntarily terminates employment with good reason (as defined in the agreement), even in the absence of a change in control.

      In connection with Mr. Yundt’s retirement, the Company agreed to pay to Mr. Yundt an enhanced retirement benefit equal to the excess of (1) the retirement benefit Mr. Yundt would have received under the SERP, the Company’s Pension Plan and Northern Indiana Public Service Company’s Pension Plans, as in existence on January 31, 2003, as if Mr. Yundt had (i) reached age 60 and completed 25 years of service under the plans as of January 31, 2003 and (ii) received the greater of the threshold 2002 incentive bonus or his actual bonus, over (2) the aggregate benefit that Mr. Yundt was otherwise entitled to receive under the plans. Mr. Yundt’s agreement also provides that, in the event that certain change in control events occur within a specified period of time following his date of retirement, Mr. Yundt would be entitled to receive the benefits set forth in his existing change in control agreement, less any benefits he received pursuant to his enhanced retirement benefit. Likewise, in connection with Mr. Mulchay’s retirement, the Company entered into a retirement agreement with Mr. Mulchay entitling him to receive the benefits set forth in his existing change in control agreement in the event that certain change in control events occur within a specified period of time following his date of retirement, less any benefits he received pursuant to his severance agreement.

Certain Relationships and Related Transactions

      Peter V. Fazio, Jr., an executive officer of the Company, is a partner in Schiff Hardin & Waite, a law firm. The Company pays Schiff Hardin & Waite a retainer fee of $60,000 per month for Mr. Fazio’s services as Executive Vice President and General Counsel of the Company. Unlike other executive officers, Mr. Fazio is not an employee of the Company, and he is not eligible to participate in or receive awards under any of the Company’s bonus, long-term incentive, pension, health insurance or other benefit plans.

PROPOSAL II — AMENDMENT TO NONEMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

Background

      The Company originally adopted the NiSource Inc. Nonemployee Director Stock Incentive Plan (formerly the NIPSCO Industries, Inc. Nonemployee Director Stock Incentive Plan), effective February 1, 1992, amended effective December 16, 1997 and February 1, 1998 (the “Stock Incentive Plan”), which provided for the grant of restricted shares of the Company’s Common Stock (“Restricted Stock”) and non-qualified stock options to the Company’s nonemployee directors at the time of such plan’s adoption and thereafter upon the election or re-election of nonemployee directors to the Company’s board of directors. The Company’s stockholders approved the Stock Incentive Plan at the Company’s 1992 annual meeting. The Company also adopted the NiSource Inc. Nonemployee Director Restricted Stock Unit Plan (formerly the NIPSCO Industries, Inc. Nonemployee Director Restricted Stock Unit Plan) effective January 1, 1999 (the “Stock Unit Plan”), which provided for the grant of restricted stock units to those nonemployee directors serving on the board of directors of the Company on April 14, 1999 and, thereafter, to a nonemployee director upon any election or re-election to the Company’s board of directors. Effective as of January 1, 1991, the Company adopted the NiSource Inc. Nonemployee Director Retirement Plan which was amended and restated effective January 1, 2002 (the “Retirement Plan”). Under the Retirement Plan, a nonemployee director who retires, resigns or is terminated after having completed at least five years of service shall receive, following any such retirement, resignation or termination and for a period of either 120 months or the number of months such nonemployee director served on the board of directors, whichever is less, a monthly payment equal to 1/12th of the annual retainer then in effect.

      Each eligible nonemployee director participating in the Retirement Plan on December 31, 2001 was offered an option to either continue in the Retirement Plan under the terms thereof or opt-out of the Retirement Plan as of June 30, 2002 and, pending stockholder approval of the proposed amendments to the Stock Incentive Plan, have the present value of his or her total monthly retirement benefit under the Retirement Plan paid as restricted stock units under the Stock Incentive Plan, as amended. Nonemployee directors first elected after 2001 and nonemployee directors elected before 2001 who opt out of the Retirement Plan, will not be eligible to participate in the Retirement Plan, but instead will, in order to receive competitive pay, receive larger grants of Restricted Stock and restricted stock units under the Stock Incentive Plan than the grants received by nonemployee directors who remain in the Retirement Plan.

      On December 3, 2002, the Company’s board of directors approved, subject to stockholder approval at the 2003 annual meeting, the NiSource Inc. Nonemployee Director Stock Incentive Plan, as amended and restated effective July 1, 2002 (the “Plan”) which would (i) increase the number of shares available for grants under the Plan from a total of 200,000 to 500,000, (ii) incorporate the provisions of the Stock Unit Plan relating to the issuance of restricted stock units into the Plan, (iii) provide for the issuance of Restricted Stock or restricted stock units to nonemployee directors who either opt out of the Retirement Plan or are first elected after 2001, (iv) provide for the settlement of restricted stock units in shares of common stock of the Company, and (v) amend certain other provisions as described more fully below. If the amendments to the Plan are not approved by the stockholders, the Company will separately maintain the Stock Incentive Plan and the Stock Unit Plan. The Retirement Plan, however, has already been amended by the board of directors and is not subject to stockholder action, therefore, if the proposed amendments are not approved by the stockholders, the Company will make other arrangements for those nonemployee directors who have either opted out of the Retirement Plan or are elected after 2001.

Description of the Plan

      General. The Plan is a stock-based plan which provides for the grant of Restricted Stock, nonqualified stock options and restricted stock units to nonemployee directors.

      Purpose. The purpose of the Plan is to promote the achievement of long-term objectives of the Company by linking the personal interests of the nonemployee directors to those of the Company’s stockholders, enhancing the interests of the nonemployee directors in the growth and success of the Company, and attracting and retaining nonemployee directors of outstanding competence.

      Administration. The Plan is administered by the Nominating and Compensation Committee of the board of directors (the “Committee”). The Committee shall be responsible for the administration and interpretation of the Plan. The Committee shall also have the authority to designate whether an award under the Plan shall consist of Restricted Stock, nonqualified stock options or restricted stock units. Except under limited circumstances, the Committee shall not have the authority to determine Plan eligibility or the number, value, vesting periods or timing of awards to be made under the Plan (all of which are automatic under the Plan).

      Eligibility. The Plan is limited to nonemployee directors who are serving on the board of directors on the date of each grant. In 2002, the Company’s board of directors consisted of 8 nonemployee directors who were eligible to participate in the Plan. In the future as other nonemployee directors are elected to the board of directors, they would automatically become eligible participants in the Plan.

      Restricted Stock. The Plan provides for the award of Restricted Stock, nonqualified stock options and restricted stock units. Restricted Stock is common stock of the Company which is issued to the participant with certain conditions or restrictions on the nonemployee director’s ownership of the share of common stock. All Restricted Stock will vest in increments of twenty percent (20%) per year, with full vesting five years after the date of award. During the restriction period, the nonemployee director will receive all cash dividends paid on the Restricted Stock and will have the right to vote such Restricted Stock.

      On and after July 1, 2002, upon each election, reelection or appointment of each nonemployee director, such nonemployee director will be granted 2,600 shares of Restricted Stock on the first day of the Board’s term beginning following such election, reelection or appointment. The Committee may determine to replace the scheduled award of Restricted Stock with either nonqualified stock options or restricted stock units.

      As of March 31, 2003, 95,300 shares of Restricted Stock had been granted under the Plan to all current nonemployee directors as a group and each of the current nonemployee directors have received the following number of shares of Restricted Stock from the Company under the Plan; Steven C. Beering — 11,000, Arthur J. Decio — 6,500, Dennis E. Foster — 4,000, Ian M. Rolland — 15,600, John W. Thompson  — 8,600, Robert J. Welsh — 6,400, Carolyn Y. Woo — 4,000, and Roger A. Young — 2,600. Messrs. Decio and Welsh have been nominated for reelection as directors of the Company and as such would receive an additional 2,600 shares of Restricted Stock upon such reelection.

      Nonqualified Stock Options. The Plan also provides for the grant of nonqualified stock options in the event the Committee determines to replace a scheduled award of Restricted Stock with such nonqualified stock options. In that event, each nonemployee director elected, reelected or appointed to the board after July 1, 2002 would receive, in place of the award of Restricted Stock, an option to purchase 7,800 shares of the Company’s common stock. The purchase price for shares subject to any such option will be equal to the fair market value of the Company’s common stock on the date the option is granted. Fair market value is defined as the average of the highest and lowest quoted selling prices for the Company’s common stock on the relevant date, or (if there were no sales on such date) the weighted average of the mean between the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as reported in The Wall Street Journal or a similar publication selected by the Committee. On March 3, 2003, the closing price of the Company’s common stock on the New York Stock Exchange was $17.00.

      Each option terminates on the tenth (10th) anniversary of the date of its grant. All options under the Plan will vest in increments of twenty percent (20%) per year, with full vesting five years after the date of award. An option holder may pay the exercise price for an option in either (i) cash or its equivalent, or (ii) by tendering previously acquired shares of the Company’s common stock having a fair market value at the time of exercise equal to the exercise price (provided that the shares of the Company’s common stock tendered upon exercise have been held by the participant for at least six (6) months prior to their tender to satisfy the exercise price), or (iii) by a combination of (i) and (ii).

      As of March 1, 2003, no options had been granted under the Plan to any nonemployee director.

      Restricted Stock Units. The Plan also provides for grants of restricted stock units which are phantom units that have a value related to the Company’s common stock. Except as described below, the restricted stock units will vest in increments of twenty percent (20%) per year, with full vesting five years after the date of award. The nonemployee director’s restricted stock unit account shall be credited from time to time with additional units to reflect dividends paid to stockholders of the Company on the Company’s common stock. The units have no voting or other stock ownership rights and are payable in common stock of the Company.

      Under the Plan a special grant of restricted stock units will be made to each nonemployee director who served on the board of directors on December 31, 2001 and who elected to opt-out of the Retirement Plan in an amount equal to the present value of such director’s retirement benefit under the Retirement Plan. Any restricted stock units granted to any such director in converting the benefit under the Retirement Plan into units under the Plan will be fully vested upon such grant, if such director has 5 or more years of service on the board of directors, or upon the completion of his or her fifth year of service if such director has less than 5 years of service on the board of directors, and will not be subject to the standard five year vesting schedule. Upon each election, reelection or appointment of each nonemployee director, such nonemployee director will be granted 600 restricted stock units on the first day of the Board’s term beginning following such election, reelection or appointment. The total number of restricted stock units that may be awarded under the Plan may not exceed 100,000.

      As of March 1, 2003, 34,935 restricted stock units had been granted to all current nonemployee directors as a group and each of the current nonemployee directors have received the following number of restricted stock units under the Plan (or the Stock Unit Plan); Steven C. Beering — 1,171, Arthur J. Decio — 1,189, Dennis E. Foster — 6,837, Ian M. Rolland — 11,756, John W. Thompson  — 10,995, Robert J. Welsh — 1,189, Carolyn Y. Woo — 1,170, and Roger A. Young — 678. Messrs Decio and Welsh have been nominated for reelection as directors of the Company and as such would receive an additional 600 shares of restricted stock units upon such reelection.

      Shares Available for Issuance. Under the proposed amendments, the maximum number shares of Common Stock subject to awards under the Plan will increase from 200,000 to 500,000. All awards and Common Stock available under the Plan are subject to adjustment in the event of a merger, recapitalization, stock dividend, stock split or other similar change affecting the number of outstanding shares of Common Stock of the Company. If any award granted under the Plan terminates, expires or lapses, the corresponding shares will again be available for the grant of an award under the terms of the Plan.

      Acceleration of Vesting. In the event of death, disability or retirement at or after age 70, or a change in control of the Company, a participant’s rights with respect to all Restricted Stock, nonqualified stock options or restricted stock units awarded to the participant under the Plan shall immediately vest one hundred percent (100%). In the event that a participant is discharged from service on the board of directors for cause, all rights to any vested or unvested awards of Restricted Stock or nonqualified stock options granted after July 1, 2002, and all restricted stock units will be discontinued and forfeited. The determination whether the conduct of a participant constitutes “cause” as defined in the Plan is within the discretion of the Committee and such determination shall be conclusive and binding.

      Modification of the Plan. The Committee, without further action on the part of the stockholders, may at any time terminate, amend or modify the Plan to the extent permitted by law; provided, however, that the provisions of the Plan regarding the amount of securities to be awarded, the price of the securities to be awarded, and the timing of the awards may not be amended more than once within any six month period.

      Effective Date And Duration. The Plan was approved by the board of directors on December 3, 2002, and subject to ratification by the stockholders at the 2003 Annual Meeting, will be effective as of July 1, 2002. Subject to the certain rights of Board of Directors to earlier terminate the Plan, the Plan will remain in effect until all shares subject to it have been purchased or acquired, provided that no award will be granted under the Plan on or after June 30, 2012.

      Federal Income Tax Consequences. The following discussion summarizes the general principles of Federal income tax law applicable to awards granted under the plan. A recipient of a nonqualified stock option will not recognize taxable income at the time of grant, and the Company will not be allowed a deduction by reason of the grant. The option holder will recognize ordinary income in the taxable year in which the option holder exercises the nonqualified stock option, in an amount equal to the excess of the fair market value of the shares of common stock received at the time of exercise of such an option over the exercise price of the option, and the Company will be allowed a deduction in that amount. Upon disposition of the common stock subject to the option, an option holder will recognize long-term or short-term capital gain or loss, depending upon the length of time the common shares were held prior to disposition, equal to the difference between the amount realized on disposition and the option holder’s adjusted basis of the common stock subject to the option (which adjusted basis ordinarily is the fair market value of the common stock subject to the option on the date the option was exercised.)

      Upon the vesting of an award of Restricted Stock, the holder will realize ordinary income in an amount equal to the fair market value of the unrestricted shares at that time and the Company will receive a corresponding deduction. The holder of an award of Restricted Stock can elect to recognize ordinary income on the date of grant equal to the then fair market value of the stock. In such event, any further appreciation in the value of the stock will be taxed at capital gains rates when the stock is sold.

      Upon the nonemployee director’s termination of service on the board of directors, he or she will realize ordinary income in an amount equal to the fair market value of his or her vested restricted stock units, and the Company will receive a corresponding deduction.

Proposed Amendments

      At a meeting on December 3, 2002, the Company’s board of directors approved certain amendments to the plan which are more fully discussed below. The proposed amendments would increase the number of shares available for grants under the Plan, incorporate the provisions of the Stock Unit Plan relating to the issuance of restricted stock units into the Plan, provide for the issuance of Restricted Stock or restricted stock units to nonemployee directors who either opt out of the Retirement Plan or are first elected after 2001, and provide for the settlement of restricted stock units in shares of common stock of the Company.

      Under the proposed amendments, the maximum number of the Company’s shares of common stock that may be subject to awards would increase from 200,000 shares of common Stock to 500,000 shares of common stock. The amendments would also increase the number of shares of Restricted Stock awarded to a nonemployee director upon election, reelection or appointment to the board of directors from 2,000 to 2,600. Under the proposed amendments, in the event the Committee desired to replace the scheduled award of Restricted Stock with an award of nonqualified stock options, the number of shares underlying any such option would be increased from 3,000 to 7,800.

      The proposed amendments also provide for the incorporation of the provisions from the Stock Unit Plan regarding the award of restricted stock units to the nonemployee directors. These provisions, however, are not being amended in any material respect, rather they are merely being incorporated into the Plan. In addition to the scheduled grant of restricted stock units to nonemployee directors upon election, reelection or appointment to the board of directors, under the proposed amendments, the restricted stock units will be available for grant by the board of directors to provide the retirement benefit to a nonemployee director who opted out of the Company’s Retirement Plan, and to compensate those nonemployee directors elected, reelected or appointed to the board of directors after December 31, 2001 who were not eligible to participate in the Retirement Plan. The proposed amendments would increase the number of restricted stock units that could be awarded under the Plan from 25,000 to 100,000.

      The Committee’s authority with respect to any other awards under the Plan would not be affected otherwise by the proposed amendments. The proposed amendments provide for certain other conforming and definitional changes to the Plan, none of which has any material impact on the awards under the Plan, the administration of the Plan or the authority of the Committee.

Vote Required

      Approval of the amendments to the Nonemployee Director Stock Incentive Plan requires the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN.

PROPOSAL III — IBEW PROPOSAL

      The Trust for the International Brotherhood of Electrical Workers’ Pension Benefit Fund (the “IBEW”), 1123 Fifteenth St., N.W., Washington, D.C., 20003, has requested that the Company include the following proposal and supporting statement in this proxy statement for the Company’s 2003 Annual Meeting. The IBEW is the beneficial owner of 32,000 shares of the Company’s common stock. The board of directors of the Company is not in favor of the adoption of the proposal and ask that you read through the Company’s response, which follows the IBEW’s proposal and supporting statement.

      The proposal and supporting statement, in the form that each was submitted to the Company by the IBEW, are set forth below:

Indexed Options Proposal

      Resolved, that the shareholders of NiSource, Incorporated [sic] (the “Company”) request that the Board of Directors adopt an executive compensation policy that all future stock option grants to senior executives shall be performance-based. For the purposes of this resolution, a stock option is performance-based if the option exercise price is indexed or linked to an industry peer group stock performance index so that the options have value only to the extent that the Company’s stock price performance exceeds the peer group performance level.

      Statement of Support

      As long-term shareholders of the Company, we support executive compensation policies and practices that provide challenging performance objectives and serve to motivate executives to achieve long-term corporation value maximization goals. While salaries and bonuses compensate management for short-term results, the grant of stock and stock options has become the primary vehicle for focusing management on achieving long-term results. Unfortunately, stock option grants can and do often provide levels of compensation well beyond those merited. It has become abundantly clear that stock options grants without specific performance-based targets often reward executives for stock price increases due solely to a general stock market rise, rather than to extraordinary company performance.

      Indexed stock options are options whose exercise price moves with an appropriate peer group index composed of a company’s primary competitors. The resolution requests that the Company’s Board ensure that future senior executive stock option plans link the options exercise price to an industry performance index associated with a peer group of companies selected by the Board, such as those companies used in the Company’s proxy statement to compare 5 year stock price performance.

      Implementing an indexed stock option plan would mean that our Company’s participating executives would receive payouts only if the Company’s stock price performance was better then [sic] that of the peer group average. By tying the exercise price to a market index, indexed options reward participating executives for outperforming the competition. Indexed options would have value when our Company’s stock price rises in excess of its peer group average or declines less than its peer group average stock price decline. By downwardly adjusting the exercise price of the option during a downturn in the industry, indexed options remove pressure to reprice stock options. In short, superior performance would be rewarded.

      At present, stock options granted by the Company are not indexed to peer group performance standards. As long-term owners, we feel strongly that our Company would benefit from the implementation of a stock option program that rewarded superior long-term corporate performance. In response to strong negative public and shareholder reactions to the excessive financial rewards provided executives by non-performance based option plans, a growing number of shareholder organizations, executive compensation experts, and companies are supporting the implementation of performance-based stock option plans such as that advocated in this resolution. We urge your support for this important governance reform.

Statement of the Company Against the IBEW Proposal

      This proposal urges the board of directors to adopt a policy that all future stock option grants to senior executives shall be “performance-based,” which it defines narrowly as options where the option exercise price is indexed or linked to an industry peer group.

      The 1994 Long-Term Incentive Plan (“LTIP”), under which options are granted, is designed to provide long-term incentives and align the interests of executive officers with those of all stockholders. Stock options awarded under the LTIP are designed to motivate the executive to increase the value of NiSource, which concurrently benefits not only the executive but also NiSource’s stockholders as a whole. Each option permits the employee, generally for a period of 10 years, to buy a share of NiSource common stock at the price of NiSource common stock on the date the option is granted. These stock options are inherently performance-based, because their value is directly linked to the price of NiSource stock over time and thus reflects the fundamental performance of NiSource. Because the value of NiSource stock options is already linked to the price of NiSource stock, and therefore to stockholder value, the Board believes the proposal is unnecessary and recommends a vote against it.

      The LTIP is administered by the board of directors’ Nominating and Compensation Committee, a committee comprised exclusively of independent directors. Given the committee’s independence, we believe it is necessary and appropriate to give the committee appropriate flexibility to offer executive compensation programs that can attract and retain top talent in a competitive labor market and to react quickly to changes in executive compensation programs of NiSource’s peer group. The rigid, pre-set constraint recommended in this proposal would put NiSource at a competitive disadvantage in terms of recruiting and retaining top talent, especially since very few major companies use indexed options today.

      The use of indexed options has the following additional drawbacks, all of which could result in direct harm to the stockholders:

•	The use of indexed options can result in the option price being lowered if NiSource’s stock price declines, as long as it declines less than its peer group. NiSource, as a matter of course, has never repriced options following a stock price decline.

•	The use of indexed options will require larger grants to give employees equivalent economic value. This will cause greater potential dilution to stockholders.

•	The use of indexed options will trigger variable, mark-to-market accounting, as changes in the spread between the option price and the stock price are reflected in quarterly earnings. This can create significant volatility in reported earnings not reflecting operating results.

      Accordingly, the board of directors recommends that the stockholders vote against this shareholder proposal.

Votes Required

      Approval of the IBEW Proposal requires the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THE IBEW PROPOSAL

EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth certain information for all equity compensation plans and individual compensation arrangements (whether with employees or non-employees, such as directors), in effect as of December 31, 2002.

			Number of Securities
			Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued	Weighted-Average	Equity Compensation
	Upon Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected
	Warrants and Rights	Warrants and Rights	in Column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	7,000,249	22.6133 (2)	10,733,404
Equity compensation plans not approved by security holders(3)	0	0	0

Total	7,000,249	22.6133	10,733,404

(1)	Shareholder Approved Plans. This Plan category includes the following plans: The 1988 Long Term Incentive Plan, as amended and restated effective as of April 14, 1999 (No shares remain available for issuance under the plan), The 1994 Long Term Incentive Plan, as amended and restated effective as of January 1, 2000 (10,484,892 shares remain available for issuance under the plan), The Nonemployee Director Stock Incentive Plan, as amended and restated effective as of July 1, 2002 (104,700 shares remain available for issuance under the plan), and the NiSource Inc. Employee Stock Purchase Plan, last amended on November 1, 2000 (143,812 shares remain available for purchase under the plan).

(2)	In calculating the weighted-average exercise price of outstanding options, warrants and rights shown in column (b), stock units which can convert into shares of common stock upon maturity have been excluded. Stock units are payable at no cost to the grantee on a one-for-one basis.

(3)	Non-Shareholder Approved Plans. The only Plan included in this category is the Primary Energy, Inc. Annual Incentive Plan which provides for the delivery of restricted shares to certain executives of Primary Energy in an amount equal to 50% of such executive’s annual bonus. However, no shares of Company stock are reserved under this Plan because all payouts to the executives under the Plan are made with shares of common stock purchased by Primary Energy in the open market for the sole purpose of awarding such shares to the executive in satisfaction of 50% of the executive’s bonus under the plan. Any such shares are awarded to the executive as restricted shares which vest 100% five years after the date of the award. As of 2002, this Plan has been terminated and no future awards will be granted.

AUDIT COMMITTEE REPORT

      The board of directors adopted a new Audit Committee Charter on March 25, 2003, a copy of which is attached to this proxy statement at Annex A. Upon the recommendation of the Audit Committee, the board of directors and the Audit Committee adopted the new Audit Committee Charter in order to comply with provisions of the Sarbanes-Oxley Act of 2002, proposed and final Securities and Exchange Commission rules implementing that statute and proposed New York Stock Exchange rules with respect to audit committees. While a number of these rules have yet to be finalized, the board of directors and the Audit Committee determined that it was an appropriate time to adopt a new charter, given the heightened emphasis on audit committee best practices in the current corporate governance climate. The Audit Committee Charter is likely to be compliant with the rules in whatever final form adopted. The Audit Committee and board of directors stand ready to make any changes that subsequently become necessary in the event the final rules change materially.

      Among other things, the new Audit Committee Charter:

•	requires pre-approval of all audit and permitted non-audit services;

•	requires that Audit Committee members be “independent” as defined in SEC and NYSE rules;

•	vests in the Audit Committee the sole authority to appoint, replace, compensate and oversee the independent auditor, including the resolution of disagreements between management and the independent auditor regarding financial reporting;

•	requires the Audit Committee to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	requires the Audit Committee to have at least one “audit committee financial expert”.

Even though the final SEC rule requiring disclosure of whether an issuer has an “audit committee financial expert” does not require disclosure until next year, the board of directors determined to name an audit committee financial expert immediately. At the same meeting at which the Audit Committee Charter was adopted, the board of directors, after substantial deliberation and a careful review of the new SEC rule, designated Ian Rolland, the Chairman of the Audit Committee, as the audit committee financial expert.

      The Audit Committee has reviewed Rule 4200(a)(15) of the National Association of Securities Dealers and Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange Listing Standards and has determined that the Audit Committee is independent as defined under these rules.

      The Audit Committee has reviewed and discussed the audited financial statements with management and has discussed with Deloitte & Touche LLP, the Company’s independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, and has discussed with Deloitte & Touche LLP its independence. The Audit Committee has considered whether Deloitte & Touche LLP’s provision of other non-audit services to the Company is compatible with maintaining Deloitte & Touche LLP’s independence.

      In reliance on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

      Upon recommendation of the Audit Committee, the Company dismissed Arthur Andersen LLP as the independent public accountants for the Company and its subsidiaries, Columbia Energy Group and Northern Indiana Public Service Company, and engaged Deloitte & Touche LLP to serve as the Company’s independent public accountants effective as of May 21, 2002.

Audit Committee

Ian M. Rolland, Chairman
Dennis E. Foster
John W. Thompson
Carolyn Y. Woo

March 25, 2003

INFORMATION REGARDING CHANGE IN INDEPENDENT PUBLIC ACCOUNTANTS

      Effective May 21, 2002, upon recommendation of the Audit Committee, the board of directors of the Company dismissed Arthur Andersen LLP as the Company’s independent public accountants and engaged Deloitte & Touche LLP to serve as the Company’s independent public accountants for the year 2002. Deloitte & Touche LLP served as the Company’s independent public accountants for the second, third and fourth quarters of the Company’s fiscal year which ended on December 31, 2002 and for the full fiscal year 2002 results.

      Arthur Andersen LLP’s reports on the financial statements for the Company for the fiscal years ended December 31, 2000 and December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

      During the Company’s two fiscal years ended December 31, 2000 and December 31, 2001 and through May 21, 2002, prior to engaging Deloitte & Touche LLP, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference to the subject matter of the disagreement(s) in connection with its report. During the Company’s two fiscal years ended December 31, 2000 and December 31, 2001 and through May 21, 2002, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934.

      During the Company’s two fiscal years ended December 31, 2000 and December 31, 2001 and through May 21, 2002, prior to engaging Deloitte & Touche LLP, the Company did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed; or with respect to the type of audit opinion that might be rendered on the Company’s consolidated financial statements; or with respect to any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

      The Company provided Arthur Andersen LLP with a copy of the foregoing disclosures. A copy of Arthur Andersen LLP’s letter dated May 21, 2002, stating its agreement with these statements was filed as an exhibit to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on May 21, 2002.

INDEPENDENT PUBLIC ACCOUNTANTS

      The Audit Committee of the board of directors recommended the appointment of Deloitte & Touche LLP as independent auditors to examine the Company’s accounts for the fiscal year ending December 31, 2003, and the board of directors approved the appointment. A representative of Deloitte & Touche LLP will be present at the meeting, will be given an opportunity to make a statement if he so desires and will be available to respond to appropriate questions. A representative of Arthur Andersen LLP is not expected to be present at the meeting.

      The Company paid to Deloitte & Touche LLP the following fees for services in 2002:

Audit Fees	$4,904,500	(1)
Financial Information Systems Design and Implementation Fees	$0
All Other Fees	$662,030

(1)	The 2002 audit fees paid to Deloitte & Touche LLP included $2,600,000 in fees related to re-auditing years 2000 and 2001 which had been previously audited by Arthur Andersen LLP.

      Prior to its dismissal of Arthur Andersen LLP, the Company paid to Arthur Andersen LLP the following fees for services in 2002:

Audit Fees	$264,000
Financial Information Systems Design and Implementation Fees	$0
All Other Fees	$122,845

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2004 ANNUAL MEETING

      Any holder of common stock who wishes to bring any business before the 2004 annual meeting must file a notice of the holder’s intent to do so no earlier than January 20, 2004 and no later than February 18, 2004. The notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made. Any holder of common stock who wishes to submit a proposal to be included in the Company’s proxy materials in connection with the 2004 annual meeting must submit the proposal to the Secretary of the Company by December 18, 2003. The holder submitting the proposal must have owned common stock having a market value of at least $2,000 for at least one year prior to submitting the proposal and represent to the Company that the holder intends to hold those shares of common stock through the date of the 2004 annual meeting.

      Any holder of common stock who wishes to nominate a director at the 2004 annual meeting must file a notice of the nomination no earlier than January 20, 2004 and no later than February 18, 2004. The Company’s by-laws require that a notice to nominate an individual as a director must include the name of each nominee proposed, the number and class of shares of each class of stock of the Company beneficially owned by the nominee, such other information concerning the nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of the nominee, the nominee’s signed consent to serve as a director of the Company if elected, the nominating stockholder’s name and address, and the number and class of shares of each class of stock beneficially owned by the nominating stockholder.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based solely upon its review of the Forms 3, 4 and 5 furnished to the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company believes that all of its directors, officers and beneficial owners of more than 10% of its common stock filed all such reports on a timely basis during 2002.

ANNUAL REPORT AND FINANCIAL STATEMENTS

      Attention is directed to the financial statements contained in the Company’s Annual Report for the year ended December 31, 2002. A copy of the Annual Report has been sent, or is concurrently being sent, to all stockholders of record as of April 1, 2003.

AVAILABILITY OF FORM 10-K

      A copy of the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2002, including the financial statements and the financial statement schedules, but without exhibits, is contained within the Company’s Annual Report which has been sent, or is concurrently being sent, to you and will be provided without charge to any stockholder or beneficial owner of the Company’s shares upon written request to Gary W. Pottorff, Secretary, NiSource Inc., 801 E. 86th Avenue, Merrillville, Indiana 46410. The Annual Report is also available at the Company’s website at www.nisource.com.

OTHER BUSINESS

      The board of directors does not intend to bring any other matters before the Annual Meeting and does not know of any matters which will be brought before the meeting by others. If any matters properly come before the meeting it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their judgment on such matters.

      Please vote your shares by telephone, through the internet or by promptly marking, dating, signing and returning the enclosed proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

Gary W. Pottorff
Secretary

Dated: April 15, 2003

ANNEX A

AUDIT COMMITTEE CHARTER

Purpose

      The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements. The Audit Committee shall also directly oversee the preparation of the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

Committee Membership

      The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence requirements of the rules and regulations of the New York Stock Exchange and the Commission and under the Securities Exchange Act of 1934 (the “Exchange Act”). Each of the members of the Committee shall be “financially literate” or shall become “financially literate” within a reasonable period of time of his or her appointment to the Committee, and at least one member of the Committee shall be an “audit committee financial expert” as defined by the Commission, as such qualifications are interpreted by the Board in its reasonable business judgment. Audit committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members and the Chair of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board.

Meetings

      The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet separately, annually or more often as it determines, with each of management, the internal auditors and the independent auditor. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with or provide information to any members of, or advisors to, the Committee.

Committee Authority and Responsibilities

      The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

      The Audit Committee shall review proposals for all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor and shall approve all such proposals prior to the commencement of performance of such services, subject to the de minimis exceptions for non-audit services under the Exchange Act that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting for ratification.

      The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

      The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

      The Audit Committee, to the extent it deems necessary or appropriate, shall:

     Financial Statement and Disclosure Matters

      1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”), and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

      2. Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including disclosures made in MD&A and including the results of the independent auditor’s review of the quarterly financial statements.

      3. Review and discuss with management and the independent auditor major financial reporting issues and critical judgments and estimates made in connection with the preparation of financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

      4. Review and discuss quarterly reports from the independent auditors on:

(a) All critical accounting policies and practices to be used.

(b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

      5. Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made) and need not be done in advance of such releases.

      6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

      7. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

      8. Discuss with the independent auditor, the internal auditor and management the design and implementation of internal controls.

      9. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 or any successor standard, relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

      10. Review any disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

      11. Review and evaluate the lead partner of the independent auditor team.

      12. Evaluate, at the time of the engagement and periodically thereafter, the independence of the independent auditor and report its conclusions to the Board. In connection with such evaluation, the Audit Committee shall require the independent auditor to deliver at least annually a formal written statement delineating all relationships between the independent auditor and the Company and addressing at least the matters set forth in Independence Standards Board Standard No. 1 and shall discuss with the independent auditor any relationships or services disclosed in the statement that may impact the objectivity and independence of the auditors.

      13. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. The Audit Committee shall solicit and take into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

      14. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by the Exchange Act and the rules and regulation of the Commission. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

      15. Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company, including any “cooling off” period required by the Exchange Act and the rules and regulations of the Commission.

      16. Discuss with the national office of the independent auditor issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

      17. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

      18. Review the appointment and replacement of the senior internal auditing executive.

      19. Review the significant reports to management prepared by the internal auditing department and management’s responses.

      20. Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

      21. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

      22. Review and recommend changes to the Company’s Business Ethics Program.

      23. Review reports and disclosures of insider and affiliated party transactions.

      24. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

      25. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

      26. Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

NiSource Inc.

801 E. 86th Avenue
Merrillville, Indiana 46410

Officers
Gary L. Neale
Chairman, President and Chief Executive Officer
Stephen P. Adik
Vice Chairman
Samuel L. Miller
Executive Vice President, Chief Operating Officer
Michael W. O’Donnell
Executive Vice President and Chief Financial Officer
S. LaNette Zimmerman
Executive Vice President, Human Resources and Communications
Peter V. Fazio, Jr.
Executive Vice President and General Counsel
Mark D. Wyckoff
President, Energy Technologies
Arthur E. Smith, Jr.
Senior Vice President and Environmental Counsel
Jeffrey W. Grossman
Vice President and Controller
David A. Kelly
Vice President, Real Estate
Barbara S. McKay
Vice President, Communications
Arthur A. Paquin
Vice President, Audit
Dennis E. Senchak

Vice President, Investor Relations, Assistant Treasurer & Assistant Secretary

David J. Vajda

Vice President and Treasurer

Gary W. Pottorff
Secretary

The Following Plan Is Being Filed With The Commission As An Appendix To This Proxy Statement,
But Is Not A Part Of The Proxy Statement And Has Not Been Provided To The Stockholders.

NISOURCE INC.

NONEMPLOYEE DIRECTOR
STOCK INCENTIVE PLAN

(As Amended and Restated Effective July 1, 2002)

i

TABLE OF CONTENTS
(continued)

ii

TABLE OF CONTENTS
(continued)

iii

NONEMPLOYEE DIRECTOR
STOCK INCENTIVE PLAN
NiSource Inc.

(As Amended and Restated Effective July 1, 2002)

     WHEREAS, NiSource Inc. (the “Company”) adopted the NiSource Inc. Nonemployee Director Stock Incentive Plan (formerly the NIPSCO Industries, Inc. Nonemployee Director Stock Incentive Plan), effective February 1, 1992, as last amended effective December 16, 1997 and February 1, 1998 (“Plan”);

     WHEREAS, the Company adopted the NiSource Inc. Nonemployee Director Restricted Stock Unit Plan (formerly the NIPSCO Industries, Inc. Nonemployee Director Restricted Stock Unit Plan) effective January 1, 1999 (“Stock Unit Plan”) and

     WHEREAS, pursuant to Section 10.1 of the Plan and Section 14 of the Stock Unit Plan, the Company wishes to amend the Plan and the Stock Unit Plan in certain respects, and merge the Stock Unit Plan into the Plan and restate the merged Plan in a single document;

     NOW THEREFORE, the Plan is hereby amended and restated, effective July 1, 2002, as follows:

ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

     1.1 Establishment of the Plan. NiSource Inc. established an incentive compensation plan known as the “NiSource Inc. Nonemployee Director Stock Incentive Plan” (the “Plan”), as set forth in this document. The Plan permits the grant of Restricted Stock, Nonqualified Stock Options and Restricted Stock Units to Nonemployee Directors, subject to the terms and provisions set forth herein.

          Upon approval by the Board of Directors of the Company, subject to ratification within twelve (12) months by an affirmative vote of a majority of Shares present and entitled to vote at the May 20, 2003 annual shareholders meeting at which a quorum is present, the Plan, as amended and restated herein, shall become effective as of July 1, 2002, and shall remain in effect as provided in Section 1.3 herein. All grants of Awards made under the Plan from and after July 1, 2002 and prior to the date of such approval shall be conditioned upon such shareholder approval and shall be null and void if such approval is not obtained by May 20, 2003.

          Effective July 1, 2002, the Stock Unit Plan shall be merged into and become a part of the Plan as amended and restated herein.

     1.2 Purpose of the Plan. The purpose of the Plan is to promote the achievement of long-term objectives of the Company by linking the personal interests of Nonemployee Directors to those of Company shareholders, enhancing the interest of Nonemployee Directors in the growth and success of the Company, and attracting and retaining Nonemployee Directors of outstanding competence.

     1.3 Duration of the Plan. The Plan, as amended and restated herein, effective July 1, 2002 and shall remain in effect, subject to the right of the Committee to terminate the Plan at any time pursuant to Article 10 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after June 30, 2012.

ARTICLE 2. DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

     2.1 “Award” means, individually or collectively, a grant of Restricted Stock, Nonqualified Stock Options or Restricted Stock Units under the Plan.

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     2.2 “Award Agreement” means an agreement entered into by and between the Company and a Nonemployee Director, setting forth the terms and provisions applicable to an Award granted under the Plan.

     2.3 “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     2.4 “Board” or “Board of Directors” means the Board of Directors of the Company, and includes any committee of the Board of Directors designated by the Board to administer part or all of the Plan.

     2.5 “Change in Control” of the Company shall be deemed to have occurred if any one of the occurrences of “Change in Control” set forth in the Change in Control and Termination Agreements between the Company and certain executive officers thereof shall have been satisfied.

     2.6 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

     2.7 “Company” means NiSource Inc., a Delaware corporation, or any successor thereto as provided in Section 11.11 herein.

     2.8 “Committee” means the Nominating and Compensation Committee of the Board.

     2.9 “Director” means any individual who is a member of the Board of Directors of the Company.

     2.10 “Disability” means any physical or mental condition of a permanent nature which, in the sole judgment of the Committee, based upon the advice of a competent medical professional selected by the Committee, prevents a Director from performing his or her duties as a member of the Board.

     2.11 “Effective Date” means February 1, 1992.

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     2.12 “Employee” means any full-time, nonunion, salaried employee of the Company. For purposes of the Plan, an individual whose only employment relationship with the Company is as a Director shall not be deemed to be an Employee.

     2.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     2.14 “Fair Market Value” means the average of the highest and lowest quoted selling prices for Shares on the relevant date, or (if there were no sales on such date) the weighted average of the mean between the highest and lowest quoted selling prices on the nearest day before the nearest day after the relevant date, as reported in The Wall Street Journal or a similar publication selected by the Committee.

     2.15 “Nonemployee Director” means any individual who is a member of the Board of Directors of the Company, but who is not otherwise an Employee of the Company.

     2.16 “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares, granted under Article 7 herein.

     2.17 “Option” means a Nonqualified Stock Option granted under the Plan.

     2.18 “Participant” means a Nonemployee Director of the Company who has outstanding a viable Award granted under the Plan.

     2.19 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way, and the Shares are subject to a substantial risk of forfeiture, as provided in Article 6 herein.

     2.20 “Restricted Stock” means an Award granted to a Nonemployee Director pursuant to Article 6 herein.

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     2.21 “Restricted Stock Unit” means an Award granted to a Nonemployee Director pursuant to Article 8 herein.

     2.22 “Shares” means the common shares of NiSource Inc., without par value.

ARTICLE 3. ADMINISTRATION

     3.1 Committee. The Plan shall be administered by the Committee, subject to the restrictions set forth in the Plan.

     3.2 Administration by the Committee. The Committee shall have the full power, discretion and authority to interpret and administer the Plan in a manner which is consistent with the Plan’s provisions. However, except as otherwise set forth in Section 11.1, in no event shall the Committee have the power to determine Plan eligibility, or to determine the number, the value, the vesting period, or the timing, of Awards to be made under the Plan (all such determinations are automatic pursuant to the provisions of the Plan). Notwithstanding the preceding sentence, the Committee shall have the authority to designate whether an upcoming grant of Awards shall consist of Restricted Stock, Nonqualified Stock Options or Restricted Stock Units.

     3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Committee, shall be final, conclusive and binding on all persons, including the Company, its stockholders, employees, Participants, and their estates and beneficiaries.

ARTICLE 4. SHARES AND RESTRICTED STOCK UNITS SUBJECT TO THE PLAN

     4.1 Number of Shares and Restricted Stock Units. Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant as Awards under the Plan

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may not exceed an aggregate of 500,000. The total number of Restricted Stock Units that may be awarded under the Plan may not exceed an aggregate of 100,000.

     4.2 Lapsed Awards. If any Share of Restricted Stock, Share under an Option, or Restricted Stock Unit granted under the Plan terminates, expires or lapses for any reason, any such Shares of Restricted Stock, any Shares subject to purchase pursuant to such Option and any such Restricted Stock Unit again shall be available for grant under the Plan. Awards shall be subject to such terms and conditions, in addition to the terms and conditions set forth in the Plan, as the Committee shall determine.

     4.3 Adjustments in Authorized Shares and Restricted Stock Units.

          (a) Appropriate adjustments in the aggregate number of Shares and Restricted Stock Units issuable pursuant to the Plan, the number of Shares and Restricted Stock Units subject to each outstanding Award granted under the Plan and the option price with respect to Options, shall be made to give effect to any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of shares, whether through recapitalization, stock split, reverse stock split, spin-off, spinout or other distribution of assets to stockholders, stock distributions or combinations of shares, payment of stock dividends, other increase or decrease in the number of such Shares outstanding effected without receipt of consideration by the Company, or any other occurrence for which the Committee determines an adjustment is appropriate.

          (b) In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, or an acquisition by the Company of the stock or assets of any other corporation or corporations, there shall be substituted on an equitable basis, as determined by the Committee in its sole discretion, for each Share then subject to the Plan, and for each Share then subject to an Award granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which the holders of Shares of the Company are entitled pursuant to such transaction.

          (c) Without limiting the generality of the foregoing provisions of this section, any such adjustment shall be deemed to have prevented any dilution or enlargement of a Participant’s rights, if such Participant receives in any such adjustment, rights that are substantially similar (after taking into account the fact that the Participant has not paid the applicable Option price) to the rights the Participant would have received had he exercised his outstanding Award and become a shareholder of the Company immediately prior to the event giving rise to such adjustment. Adjustments under this paragraph shall be made by the Committee, whose decision as to the amount and timing of any such adjustment shall be conclusive and binding on all persons.

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ARTICLE 5. ELIGIBILITY AND PARTICIPATION

     5.1 Eligibility. Persons eligible to participate in the Plan are limited to Nonemployee Directors who are serving on the Board on the date of each grant under the Plan.

     5.2 Actual Participation. All eligible Nonemployee Directors shall receive grants of Restricted Stock, Options and Restricted Stock Units pursuant to the terms and provisions set forth in Articles 6, 7 and 8 herein.

ARTICLE 6. RESTRICTED STOCK

     6.1 Initial Grant of Restricted Stock. Each person who was a Nonemployee Director on the Effective Date was then granted two hundred fifty (250) Shares of Restricted Stock for each year of service as a Nonemployee Director of the Company or its predecessor (the number of years of service was determined as of the date of the first annual meeting of shareholders of the Company following the Effective Date).

     6.2 Future Grants of Restricted Stock.

          (a) Upon each election, reelection or appointment, as applicable, of a Nonemployee Director to serve on the Board, on and after July 1, 2002, such Nonemployee Director shall be granted twenty-six hundred (2,600) Shares of Restricted Stock, subject to the terms of the Plan. Each such grant shall be made as of the first day of the Board term of the newly-elected, reelected or appointed, as applicable, Nonemployee Director, which begins immediately following such election, reelection or appointment, as applicable.

          (b) In the event that the Committee properly designates (pursuant to Section 3.2 herein) that a scheduled Award grant will consist of Options rather than Restricted Stock, then such grant shall be governed by the terms and provisions of Article 7 or 8 herein, as applicable, which shall in such event completely supersede and replace the terms and provisions of this Section 6.2.

          (c) Notwithstanding the preceding provisions of this Section, each Nonemployee Director who is a member of the Board on April 29, 2002, and who has been nominated for reelection to the Board at the annual meeting of shareholders of the Company to be held on May 21, 2002, shall be granted 2,600 Shares of Restricted Stock on April 29, 2002. In the event that any such Nonemployee Director is not reelected to serve on the Board at the Annual Meeting of Shareholders on May 21, 2002, the grant of Shares of Restricted Stock to him or her pursuant to the preceding sentence shall be null and void and of no effect.

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     6.3 Restricted Stock Award Agreement. Each Restricted Stock grant under the Plan shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Stock Shares granted and such other provisions as the Committee shall determine consistent with the Plan.

     6.4 Other Restrictions. The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable, including restrictions imposed under Section 7.7 hereof. Any restriction imposed on Shares of Restricted Stock shall be included in a legend appearing on the certificates representing Shares of Restricted Stock.

     6.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 6.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

“The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the NiSource Inc. Nonemployee Director Stock Incentive Plan, and in a Restricted Stock Award Agreement. A copy of the Plan and such Restricted Stock Award Agreement may be obtained from the Secretary of NiSource Inc.”

     6.6 Vesting. Except as otherwise provided in the Plan, all Shares of Restricted Stock granted under the Plan shall vest and become freely transferable by the Participant according to the following schedule:

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	Annual	Cumulative
Anniversary	Percentage of	Percentage of
of Grant Date	Shares Which Vest	Shares Which are Vested

1	20%	20%
2	20%	40%
3	20%	60%
4	20%	80%
5	20%	100%

          Regardless of the vesting schedule set forth above, all Shares of Restricted Stock held by a Participant shall immediately become one hundred percent (100%) vested upon the first to occur of the following:

          (a) The completion of the vesting schedule set forth above;

          (b) The death of the Participant;

          (c) The Disability of the Participant;

          (d) The retirement of the Participant from service on the Board prior to death or Disability and after attaining the age of seventy (70) years; or

          (e) The effective date of a Change in Control of the Company.

          However, in no event may any Shares of Restricted Stock granted under the Plan become vested in a Participant prior to six (6) months following the date of its grant. Following vesting, each Participant shall be entitled to have the legend required by Section 6.4 and/or Section 6.5 removed from his or her Share certificate.

     6.7 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to such Shares.

     6.8 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to such Shares while they are so held. If any such

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dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

ARTICLE 7. NONQUALIFIED STOCK OPTIONS

     7.1 Potential Grants of Options. In the event that the Committee properly designates (pursuant to Section 3.2 herein) that a scheduled Award will consist of Options rather than Restricted Stock, then each eligible Nonemployee Director shall be granted an Option to purchase seven thousand eight hundred (7,800) Shares, on and after July 1, 2002, subject to the terms and provisions of the Plan. A Nonemployee Director shall be deemed to be eligible for such an Option grant if the Director is elected, reelected or appointed, as applicable, to serve on the Board pursuant to the shareholder vote for which such Award grant is applicable. Each such grant shall be made as of the first day of the Board term of the newly-elected, reelected or appointed, as applicable, Nonemployee Director, which begins immediately following such election, reelection or appointment, as applicable).

     7.2 Option Award Agreement. Each Option grant shall be evidenced by an Option Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares available for purchase under the Option, and such other provisions as the Committee shall determine.

     7.3 Option Price. The purchase price per Share available for purchase under an Option shall equal the Fair Market Value of a Share on the date the Option is granted.

     7.4 Duration of Options. Each Option shall expire on the tenth (10th) anniversary date of its grant.

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     7.5 Vesting of Shares Subject to Option. Subject to Section 11.6, Participants shall be entitled to exercise Options at any time and from time to time, but no sooner than the time period beginning six (6) months after the grant of the Option and ending ten (10) years after the grant of the Option, and according to the following vesting schedule:

	Annual	Cumulative
Anniversary	Percentage of	Percentage of
of Grant Date	Options Which Vest	Options Which are Vested

1	20%	20%
2	20%	40%
3	20%	60%
4	20%	80%
5	20%	100%

Regardless of the vesting schedule set forth above, all Options held by a Participant shall immediately become one hundred percent (100%) vested upon the first to occur of the following:

          (a) The completion of the vesting schedule set forth above;

          (b) The death of the Participant;

          (c) The Disability of the Participant;

          (d) The retirement of the Participant from service on the Board prior to death or Disability and after attaining the age of seventy (70) years; or

          (e) The effective date of a Change in Control of the Company.

     7.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

          The Option Price upon exercise of any Option shall be payable to the Company in full either: (i) in cash or its equivalent, or (ii) by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total Option Price of the Shares for which

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the Option is being exercised (provided that the Shares tendered upon Option exercise have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (iii) by a combination of (i) and (ii). The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

          As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased pursuant to the exercise of the Option.

     7.7 Restrictions on Share Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

ARTICLE 8. RESTRICTED STOCK UNITS

     8.1 Initial Grant of Restricted Stock Units. Each person who was a Nonemployee Director on April 14, 1999 was then granted five hundred (500) Restricted Stock Units.

     8.2 Special Grant of Restricted Stock Units. Each Nonemployee Director participating in the NiSource Inc. Nonemployee Director Retirement Plan (the “Retirement Plan”) on December 31, 2001 shall make an irrevocable election, by written instrument delivered to the Committee between May 1, 2002 and June 30, 2002, to: (i) continue his or her participation in the Retirement Plan on and after July 1, 2002 or (ii) terminate his or her participation in the Retirement Plan as of June 30, 2002 and have the present value of his or her retirement benefit under Section 5 of the Retirement Plan, determined as of June 30, 2002,

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converted to Restricted Stock Units of comparable value and granted to him or her under the Plan on July 1, 2002. Any Restricted Stock Units granted to a Nonemployee Director pursuant to this Section 8.2 who has fewer than five (5) Years of Service shall fully vest in such Restricted Stock Units upon the completion of his or her fifth Year of Service. “Year of Service” means the 12-month period commencing with the first day of the calendar month in which each annual meeting of the shareholders of the Company takes place, and throughout which a Nonemployee Director served on the Board as a Nonemployee Director.

     8.3 Future Grants of Restricted Stock Units. Upon each election, reelection or appointment, as applicable, of a Nonemployee Director to serve on the Board, on and after January 1, 2002, such Nonemployee Director shall be granted six hundred (600) Restricted Stock Units, subject to the terms of the Plan. Each such grant shall be made as of the first day of the Board term of the newly-elected, reelected or appointed, as applicable, Nonemployee Director, which begins immediately following such election, reelection or appointment, as applicable.

     8.4 Restricted Stock Unit Account. Restricted Stock Units granted to a Nonemployee Director under the Plan shall be credited to a Restricted Stock Unit Account (the “Account”) established and maintained for such Nonemployee Director. The Account of a Nonemployee Director shall be the record of Restricted Stock Units granted to him or her under the Plan. The Account is solely for accounting purposes and shall not require a segregation of any assets of the Company. Each Restricted Stock Unit shall be valued by the Committee, in the manner provided in Section 8.7, as of the date of grant thereof. Each grant of Restricted Stock Units under the Plan to a Nonemployee Director and the value of such Restricted Stock Units as of the date of grant shall be communicated by the Committee in writing to the Nonemployee Director within thirty (30) days after the date of grant.

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     8.5 Dividend on Restricted Stock Units. Additional Restricted Stock Units shall be credited to each Participant’s Account with respect to Restricted Stock Units included in such Account from time to time, to reflect dividends paid to stockholders of the Company with respect to Shares. These additional Restricted Stock Units shall be granted at such time or times and shall be subject to such terms and conditions, in addition to the terms and conditions set forth in the Plan, as the Committee shall determine.

     8.6 Maturity of Restricted Stock Units. Except as set forth in Section 8.2, Restricted Stock Units granted to a Participant shall vest according to the following schedule:

	Annual	Cumulative
Anniversary	Percentage of Restricted	Percentage of Restricted
of Grant Date	Stock Units Which Vest	Stock Units Which are Vested

1	20%	20%
2	20%	40%
3	20%	60%
4	20%	80%
5	20%	100%

Regardless of the vesting schedule set forth above, all Restricted Stock Units credited to a Participant’s Account shall immediately become one hundred percent (100%) vested upon the first to occur of the following:

          (a) The completion of the vesting schedule set forth above (or in Section 8.2, if applicable);

          (b) The death of the Participant;

          (c) The Disability of the Participant;

          (d) The retirement of the Participant from service on the Board prior to death or Disability and after attaining the age of seventy (70) years; or

          (e) The effective date of a Change in Control of the Company.

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     8.7 Payment.

          (a) Except as provided in paragraph (b) next below, upon a Participant’s termination of service on the Board for any reason other than for Cause (as defined in Section 11.6), the Participant shall be entitled to receive from the Company, with respect to each then vested Restricted Stock Unit in the Participant’s Account, a number of Shares with an aggregate Fair Market Value on the date of payment equal to the aggregate Fair Market Value of such vested Restricted Stock Units. Payment to a Participant of the amount set forth in the paragraph next above for Restricted Stock Units shall be made in Shares within sixty (60) days after the date of termination of the Participant’s service on the Board. Except as provided in paragraph (b) below, a Participant will not be entitled to receive any earnings on the value of his or her Restricted Stock Units with respect to the period between his termination of service on the Board and the receipt of payment under the Plan.

          (b) Restricted Stock Units in the Participant’s Account granted pursuant to Section 8.2, and additional Restricted Stock Units with respect thereto granted pursuant to Section 8.5, shall be paid to the Participants in ten (10) equal annual installments commencing within sixty (60) days after the date of the Participant’s termination of service on the Board, and on each anniversary of the first payment. Each such payment shall be made in the form of a number of Shares with an aggregate Fair Market Value on the date of payment equal to 10% of the aggregate Fair Market Value of such Restricted Stock Units in the Participant’s Account on the date of payment. Additional Restricted Stock Units shall be granted pursuant to Section 8.5 with respect to any such Restricted Stock Units remaining in a Participant’s Account from and after the date on which his or her service on the Board terminates. In the event of the Participant’s death, a single payment of all such Units remaining in his or her Account shall be made pursuant to the applicable provisions of Section 11.7 within sixty (60) days after the date of his or her death.

     8.8 Voting and Stock Ownership Rights. Except as set forth in Section 8.5 above, no Participant shall be entitled to any voting rights or stock ownership rights with respect to Shares attributable to Restricted Stock Units granted under the Plan.

ARTICLE 9. CHANGE IN CONTROL

     In the event of a Change in Control of the Company, all Awards granted under the Plan that are still outstanding and not yet vested, shall become immediately one hundred percent (100%) vested in each Participant, as of the effective date of the Change in Control, and shall remain as such for the remaining life of the Award, as such life is provided herein, and within the

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provisions of the related Award Agreements. All Options that are outstanding as of the effective date of the Change in Control shall remain exercisable for the remaining lives of the Options.

ARTICLE 10. AMENDMENT, MODIFICATION AND TERMINATION

     10.1 Amendment, Modification and Termination. Subject to the terms set forth in this Section 10.1, the Committee may terminate, amend or modify the Plan at any time and from time to time; provided, however, that the provisions set forth in the Plan regarding the amount of securities to be awarded to Nonemployee Directors, the price of securities to be awarded to Nonemployee Directors, and the timing of awards to Nonemployee Directors, may not be amended more than once within any six (6) month period.

          Amendment or termination of the Plan may occur without the approval of the shareholders of the Company (except as may be required by law or by any national securities exchange or system on which the Shares are then listed or reported, or by a regulatory body having jurisdiction with respect hereto).

     10.2 Awards Previously Granted. Unless required by law, no termination, amendment or modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan without the written consent of the Participant holding the Award.

ARTICLE 11. GENERAL PROVISIONS

     11.1 Additional Awards. In addition to any Award received pursuant to Section 6.2 or 8.1, each Nonemployee Director who first serves on the Board on or after January 1, 2002, and each Nonemployee Director who served on the Board on December 31, 2001 and who elected to discontinue participation in the NiSource Inc. Nonemployee Director Retirement Plan on and after July 1, 2002, shall receive a grant of Shares of Restricted Stock upon each election, reelection or appointment, as applicable, to the Board on or after July 1, 2002. At the discretion

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of the Committee, such grant may be in any combination of Shares of Restricted Stock, and Restricted Stock Units, as determined by the Committee. Such Award shall have an aggregate value, as determined by the Committee, based on information provided by the management of the Company, that ensures that the Award, together with other compensation paid to the Nonemployee Director for service on the Board, delivers a compensation package to the Nonemployee Director competitive with the nonemployee director compensation packages offered by companies in the same or similar industries as that of the Company.

     11.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

     11.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     11.4 Indemnification. Each individual who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

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          The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     11.5 Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the event of his or her death (and/or who may exercise the Participant’s vested Options following his or her death). Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate (and, subject to the terms and provisions of the Plan, any unexercised vested Options may be exercised by the administrator or executor of the Participant’s estate).

     11.6 Termination of Directorship. In the event a Participant ceases to be a Director for any reason other than death, Disability, retirement from service on the Board after attaining the age of seventy (70) years, or a Change in Control of the Corporation, all Shares of Restricted Stock, all Options and all Restricted Stock Units that have not vested on or prior to the date of the occurrence of such event will terminate and be forfeited and neither the Participant nor his heirs, personal representatives, successors or assigns shall have any future rights with respect to any such Shares of Restricted Stock, Options and Restricted Stock Units. All Options that are vested as of such date shall remain exercisable for six (6) months following the date the

18

Director’s service on the Board terminates, or until their expiration date, whichever period is shorter.

          Notwithstanding any other provision of the Plan, in the event a Participant is discharged from service on the Board for Cause, all rights to any vested or unvested Shares of Restricted Stock and Options granted on and after July 1, 2002, and all Restricted Stock Units, will be discontinued and forfeited, and the Company will have no further obligation hereunder to such Participant or any other person. For purposes of the Plan, “Cause” shall mean:

          (a) the Participant’s conviction of any criminal violation involving dishonesty, fraud or breach of trust;

          (b) the Participant’s willful engagement in any misconduct in the performance of his duty that materially injures the Corporation;

          (c) the Participant’s performance of any act which, if known to the customers or stockholders of the Corporation, would materially and adversely impact on the business of the Corporation; or

          (d) the Participant’s willful and substantial nonperformance of assigned duties.

          The Committee shall have sole discretion with respect to the application of the provisions of subsections (a)-(d) next above, and such exercise of discretion shall be conclusive and binding upon the Participant and all other persons.

     11.7 Nontransferability of Options. No Share of Restricted Stock (until the end of the applicable Period of Restriction specified in the Restricted Stock Award Agreement), Option or Restricted Stock Unit granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In the event of a Participant’s death, payment of any amount due under the Plan shall be made to the duly appointed and qualified executor or other personal representative of the Participant’s estate to be distributed in accordance with the Participant’s will or applicable

19

intestacy law; or in the event that there shall be no such representative duly appointed and qualified within six (6) months after the date of death of such deceased Participant, then to such persons as, at the date of his death, would be entitled to share in the distribution of such deceased Participant’s personal estate under the provisions of the applicable statute then in force governing the descent of intestate property, in the proportions specified in such statute. All Options granted to a Participant under the Plan shall be exercisable, during his lifetime, only by such Participant.

          Notwithstanding the preceding provisions of this Section, a Participant, at any time prior to his death, may assign all or any portion of a Share of an Award granted to him under the Plan to (i) his spouse or lineal descendant, (ii) the trustee of a trust for the primary benefit of his spouse or lineal descendant or (iii) a tax-exempt organization as described in Section 501(c)(3) of the Code. In such event, the spouse, lineal descendant, trustee, or tax-exempt organization will be entitled to all of the rights of the Participant with respect to the assigned portion of such Award, and such portion of the Award will continue to be subject to all of the terms, conditions and restrictions applicable to the Award as set forth herein, and in the related Award Agreement, immediately prior to the effective date of the assignment. Any such assignment will be permitted only if (A) the Participant does not receive any consideration therefor, and (B) the assignment is expressly approved by the Committee or its delegate. Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and a copy thereof shall be delivered to the Committee or its delegate on or prior to the effective date of the assignment.

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     11.8 No Right of Nomination. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company’s shareholders.

     11.9 Shares Available. The Shares made available pursuant to Awards under the Plan may be either authorized but unissued Shares, or Shares which have been or may be reacquired by the Company, as determined from time to time by the Committee.

     11.10 Additional Compensation. Shares granted under the Plan shall be in addition to any annual retainer, attendance fees or other compensation payable to each Participant as a result of his or her service on the Board.

     11.11 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

     11.12 Requirements of Law. The granting of Awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     11.13 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Indiana.

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     IN WITNESS WHEREOF, the Company has caused the amended and restated Plan to be signed on this 7th day of July 2002.

NISOURCE INC.

By: Gary L. Neale

Its: Chairman, President and CEO

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PROXY	PROXY

This Proxy is Solicited on Behalf of the Board of Directors of NiSource Inc. for
its Annual Meeting of Stockholders, May 20, 2003

     The undersigned hereby appoints Gary L. Neale and Stephen P. Adik, or either of them, the attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned to represent and vote the shares of common stock of the undersigned at the Annual Meeting of Stockholders of the Company, to be held at The Jefferson, 101 West Franklin Street, Richmond, Virginia, on Tuesday, May 20, 2003, at 10:00 a.m., local time, and at any adjournment or adjournments thereof.

     Unless otherwise marked, this proxy will be voted “FOR” the nominees listed in Proposal 1, “FOR” approval of the amendment to the Nonemployee Director Stock Incentive Plan in Proposal 2 and “AGAINST” the stockholder proposal related to indexed stock options in Proposal 3.

     The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement relating to the Annual Meeting and hereby revokes any proxy or proxies previously given. The undersigned stockholder may revoke this proxy at any time before it is voted by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, by voting by telephone or through the Internet, or by attending the Annual Meeting and voting in person.

     PLEASE VOTE YOUR SHARES BY TELEPHONE, THROUGH THE INTERNET, OR BY MARKING, SIGNING, DATING AND MAILING THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(IMPORTANT — Continued and to be signed on reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

/\   FOLD AND DETACH HERE   /\

You can now access your NiSource Inc. account online.

Access your NiSource Inc. stockholder account online via Investor ServiceDirect®(ISD).

Mellon Investor Services LLC, agent for NiSource Inc., now makes it easy and convenient to get current information on your stockholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
and follow the instructions shown on this page.

Step 1: FIRST TIME USERS — Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) or Investor ID available to establish a PIN.

The confidentiality of your personal information is protected using secure socket layer (SSL) technology.

• SSN or Investor ID

• PIN

• Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

• SSN or Investor ID

• PIN

• Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.

Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

• Certificate History

• Book-Entry Information

• Issue Certificate

• Payment History

• Address Change

• Duplicate 1099

For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

								Please Mark Here for Address Change or Comments	☐
The Board of Directors recommends a vote "FOR" Proposal 1.					The Board of Directors recommends a vote "FOR" Proposal 2.
Proposal 1.	To elect three directors to serve on the Board of Directors, each for a three-year term and until their respective successors are elected and qualified.				Proposal 2.	To approve the amendment to the Nonemployee Director Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
The Board of Directors recommends a vote "AGAINST" Proposal 3.
	Nominees: 01 Arthur J. Decio 02 Gary L. Neale 03 Robert J. Welsh	FOR ☐	WITHHELD ☐	FOR all except * ☐	Proposal 3.	To approve the stockholder proposal related to indexed stock options.	FOR ☐	AGAINST ☐	ABSTAIN ☐
*Instruction: To withhold authority to vote for any nominee, write that nominee's name on the line below.					MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐	By checking the box to the right, I consent to view the Annual Reports and Proxy Statements electronically via the Internet. SEE FOOTNOTE BELOW **		☐

PLEASE RETURN THIS PROXY CARD PROMPTLY
Signature	Signature	Date
(Please sign this proxy as your name appears on the Company's corporate records. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.)

/\   FOLD AND DETACH HERE   /\

** FOOTNOTE: I also understand that the Company may no longer distribute printed materials to me for any future stockholder meetings until my consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/ni		Telephone 1-800-435-6710		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at www.nisource.com